LANDLORD

THIRTY‑EIGHT SIDNEY STREET LLC

TENANT

AGIOS PHARMACEUTICALS, INC.

A-1

38 SIDNEY BUILDING

Table of Contents

ARTICLE I RECITALS AND DEFINITIONS 1
Section 1.1 - Recitals 1
Section 1.2 - Definitions 1
ARTICLE II PREMISES AND TERM 2
Section 2.1 - Premises 2
Section 2.2 - Appurtenant Rights 3
Section 2.3 - Landlord’ s Reservations 4
Section 2.4 - Parking 5
Section 2.5 - Commencement Date 6
Section 2.6 - Extension Option 6
Section 2.7 - One-Time Right of First Offer 8
ARTICLE III RENT AND OTHER PAYMENTS 9
Section 3.1 - Annual Fixed Rent 9
Section 3.2 - Real Estate Taxes 9
Section 3.3 - Operating Expenses 11
Section 3.4 - Other Utility Charges 13
Section 3.5 - Above-standard Services 13
Section 3.6 - No Offsets 14
Section 3.7 - Net Lease 14
ARTICLE IV ALTERATIONS 14
Section 4.1 - Consent Required for Tenant’s Alterations 14
Section 4.2 - Ownership of Alterations 15
Section 4.3 - Construction Requirements for Alterations 16
Section 4.4 - Payment for Tenant Alterations 17
Section 4.5 - Tenant’s Initial Work 17
ARTICLE V RESPONSIBILITY FOR CONDITION OF BUILDING AND PREMISES 17
Section 5.1 - Maintenance of Building and Common Areas by Landlord 17
Section 5.2 - Maintenance of Premises by Tenant 18
Section 5.3 - Delays in Landlord’s Services 18
Section 5.4 Tenant’s Responsibilities Regarding Hazardous Materials. 19
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Section 5.5 Landlord’s Responsibilities Regarding Hazardous Materials. 21
ARTICLE VI TENANT COVENANTS 21
Section 6.1 - Permitted Uses 21
Section 6.2 - Laws and Regulations 21
Section 6.3 - Rules and Regulations 22
Section 6.4 - Safety Compliance 22
Section 6.5 - Landlord’s Entry 22
Section 6.6 - Floor Load 23
Section 6.7 - Personal Property Tax 23
Section 6.8 - Assignment and Subleases 23
ARTICLE VII INDEMNITY AND INSURANCE 26
Section 7.1 - Indemnity 26
Section 7.2 - Liability Insurance 26
Section 7.3 - Personal Property at Risk 27
Section 7.4 - Landlord’s Insurance 27
Section 7.5 - Waiver of Subrogation 27
ARTICLE VIII CASUALTY AND EMINENT DOMAIN 28
Section 8.1 - Restoration Following Casualties 28
Section 8.2 - Landlord’s Termination Election 28
Section 8.3 - Tenant’s Termination Election 29
Section 8.4 - Casualty at Expiration of Lease 29
Section 8.5 - Eminent Domain 29
Section 8.6 - Rent After Casualty or Taking 30
Section 8.7 Temporary Taking. 30
Section 8.8 Taking Award. 30
ARTICLE IX DEFAULT 31
Section 9.1 - Tenant’s Default 31
Section 9.2 - Damages 32
Section 9.3 - Cumulative Rights 33
Section 9.4 - Landlord’s Self‑help 33
Section 9.5 - Enforcement Expenses; Litigation 33
Section 9.6 - Late Charges and Interest on Overdue Payments 34
Section 9.7 - Landlord’s Right to Notice and Cure 34
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ARTICLE X MORTGAGEES’ AND GROUND LESSORS’ RIGHTS 34
Section 10.1 - Subordination 34
Section 10.2 - Attornment; Prepayment of Rent not to Bind Mortgagee 35
Section 10.3 - Tenant’s Duty to Notify Mortgagee: Mortgagee’s Ability to Cure 35
Section 10.4 - Estoppel Certificates 36
Section 10.5 Assignment of Rents. 37
ARTICLE XI MISCELLANEOUS 37
Section 11.1 - Notice of Lease 37
Section 11.2 - Notices 38
Section 11.3 - Successors and Limitation on Liability on the Landlord 38
Section 11.4 - Waivers by the Landlord 38
Section 11.5 - Acceptance of Partial Payments of Rent 39
Section 11.6 - Interpretation and Partial Invalidity 39
Section 11.7 - Quiet Enjoyment 39
Section 11.8 - Brokerage 39
Section 11.9 - Surrender of Premises and Holding Over 39
Section 11.10 Financial Reporting. 40
Section 11.11 - Ground Lease 40
Section 11.12 - Protection of REIT Status 40
Section 11.13 - OFAC 41
Section 11.14 - Cambridge Employment Plan 41
Section 11.15 - Parking and Transportation Demand Management 41

EXHIBIT A - Basic Lease Terms
EXHIBIT B-1 - Depiction of Premises
EXHIBIT B-2 - Map of the Park
EXHIBIT C - Standard Services
EXHIBIT D - Rules and Regulations
EXHIBIT E - Work Letter
EXHIBIT F - Construction Rules and Regulations
EXHIBIT G - Form of Mortgage SNDA
EXHIBIT H - Form of Ground Lease SNDA

iii

LEASE

Article I
RECITALS AND DEFINITIONS
Section 1.1  - Recitals.
This Lease (this “Lease”) is entered into as of April 11, 2019, by and between THIRTY‑EIGHT SIDNEY STREET LIMITED LLC, a Delaware limited liability company (the “Landlord”) and AGIOS PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).
In consideration of the mutual covenants herein set forth, the Landlord and the Tenant do hereby agree to the terms and conditions set forth in this Lease.
Section 1.2  - Definitions.
The following terms shall have the meanings indicated or referred to below:
“Additional Rent” means all charges payable by the Tenant pursuant to this Lease other than Annual Fixed Rent, including without implied limitation the Tenant’s parking charges as provided in Section 2.4; the Tenant’s Tax Expense Allocable to the Premises as provided in Section 3.2; the Tenant’s Operating Expenses Allocable to the Premises in accordance with Section 3.3; amounts payable to Landlord for separately submetered utilities and services pursuant to Section 3.4; amounts payable for special services pursuant to Section 3.5; and the Landlord’s share of any sublease or assignment proceeds pursuant to Section 6.8.
“Annual Fixed Rent” - See Exhibit A, and Section 3.1.
“Building” means the building located at 38 Sidney Street, Cambridge, Massachusetts in which the Premises are located.
“Commencement Date” - See Exhibit A and Section 2.5.
“Common Areas” means those portions of the Building which are not part of the Premises and to which the Tenant has appurtenant rights pursuant to Section 2.2.
“Default Interest Rate” ‑ see Section 9.6.

“External Causes” means collectively, (i) Acts of God, war, civil commotion, fire, flood or other casualty, strikes or other extraordinary labor difficulties, shortages of labor or materials or equipment in the ordinary course of trade, government order or regulations or other cause not reasonably within the Landlord’s or Tenant’s control and not due to the fault or neglect of the Landlord or Tenant. In no event shall financial inability be deemed to be an External Cause.

“Landlord’s Address for Notices”

Thirty-Eight Sidney Street LLC
c/o Brookfield Properties (USA II) LLC
350 Massachusetts Avenue
Cambridge, Massachusetts 02139
Attention: Asset Manager

with copies to:

Thirty-Eight Sidney Street LLC
c/o Brookfield Properties (USA II) LLC
250 Vesey Street
New York, NY 10281-1023
Attention: General Counsel

“Lease Year” means each one year period commencing on the Rent Commencement Date (provided, however, that if the Rent Commencement Date does not occur on the first day of a month, the first Lease Year shall end on the last day of the month in which the anniversary of the Rent Commencement Date occurs); and each subsequent Lease Year shall consist of one calendar year beginning on the day immediately following the expiration of the prior Lease Year.
“Park” means buildings and associated land located from time to time within University Park at MIT, as such area is depicted on Exhibit B-2.

“Parking Passes” – See Exhibit A,
“Permitted Uses” - See Exhibit A.
“Premises” means approximately 12,995 rentable square feet on the third (3rd) floor of the Building as defined in Exhibit A. See Exhibit A, Exhibit B-1 and Section 2.1.
“Property” means, collectively, the Building and the parcel of land on which the Building sits.
“Rules and Regulations” ‑ See Section 6.3 and Exhibit D.

“Tenant’s Initial Work” – See Section 4.5.

“Tenant’s Notice Address” – See Exhibit A.

“Tenant’s Work” – See Section 4.3.

“Term” - See Exhibit A.
ARTICLE II

PREMISES AND TERM
Section 2.1  - Premises.
The Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, for the Term, the Premises. The Premises shall exclude the entry and main lobby of the Building, first floor elevator lobby, first floor mail room, the common stairways and stairwells, elevators and elevator wells, boiler room, sprinklers, sprinkler rooms, elevator rooms, mechanical rooms, loading and receiving areas, electric and telephone closets, janitor closets, loading docks and bays, rooftop mechanical penthouses to the extent they house Building equipment, and pipes, ducts, conduits, wires and appurtenant fixtures and equipment serving exclusively or in common other parts of the Building. If the Premises at any time includes less than the entire rentable floor area of any floor of the Building, the Premises shall also exclude the common corridors, vestibules, elevator lobby and toilets located on such floor. Tenant acknowledges that, except as expressly set forth in this Lease, there have been no representations or warranties made by or on behalf of the Landlord with respect to the Premises, the Building or the Property or with respect to the suitability of any of them for the conduct of the Tenant’s business. Tenant acknowledges that, except as expressly set forth in this Lease and subject to the Tenant Improvements Allowance described in Exhibit A hereto, it is accepting the Premises in its “as‑is” condition as of the date of this Lease. Notwithstanding the foregoing, Landlord shall deliver possession of the Premises to Tenant vacant and free of all occupants and Landlord shall provide Tenant with a copy of a decommissioning closure report from a certified industrial hygienist certifying that the Premises has been decommissioned in accordance with applicable ordinances of the City of Cambridge.
Section 2.2  - Appurtenant Rights.
(a) The Tenant shall have, as appurtenant to the Premises, the nonexclusive right to use in common with others, subject to reasonable rules of general applicability to occupants of the Building from time to time made by the Landlord of which the Tenant is given notice: (i) the entry, vestibules and main lobby of the Building, first floor mailroom, the common stairways, elevators, elevator wells, boiler room, elevator rooms, sprinkler rooms, mechanical rooms, electric and telephone closets, janitor closets, loading docks and bays, rooftop mechanical penthouses and shafts to the extent they house Building equipment, and the pipes, sprinklers, ducts, conduits, wires and appurtenant fixtures and equipment serving the Premises in common with others, (ii) common walkways and driveways necessary or reasonably convenient for access to the Building, (iii) access to, and use of in common with other tenants of, loading and receiving areas and freight elevator, and electrical and telephone closets, all subject to Rules and Regulations then in effect, and (iv) if the Premises at any time includes less than the entire rentable floor area of any floor, the common corridors, vestibules, elevator lobby, lavatories, and freight elevator vestibule located on such floor (collectively, the “Common Areas”). Tenant shall have 24 hour, seven day per week access to the Premises, freight loading docks and freight elevator, subject to the provisions of this Lease and interruption for External Causes, casualty and condemnation. After-hours

Building access shall be provided via a card reader access system. Landlord shall provide Tenant with all equipment necessary for such after-hours access.
(b) The Tenant shall have, as appurtenant to the Premises, the parking rights set forth in Section 2.4.
(c) Subject to Section 4.1 with respect to installation requirements, Tenant shall have, as appurtenant to the Premises (and exclusively for use in connection with the occupancy of the Premises), the nonexclusive right, at no additional rental cost, to install heating, ventilation and air conditioning equipment, antennae and dishes on the roof of the Building in areas that in aggregate do not exceed Tenant’s proportionate share of roof area of the Building, in each case in locations designated by Landlord, subject however, to reasonable rules of general applicability to occupants of the Building from time to time made by the Landlord of which the Tenant is given notice. Any such equipment installed by Tenant shall be for Tenant’s own use and shall be subject to (i) Landlord’s approval regarding location and installation specification, and any specifications arising from the roof warranty, including the requirement to use such contractor(s) as Landlord may specify for such work, such approval not to be unreasonably withheld, conditioned or delayed, and (ii) applicable City of Cambridge and other legal requirements. Tenant shall be responsible for all costs relating to the installation, maintenance and removal of such equipment installed by Tenant on the Building roof. Any installations by Tenant on the roof of the Building shall constitute Removable Equipment to be removed by Tenant at the expiration of the Term in accordance with Section 4.2 of this Lease.
Section 2.3  - Landlord’ s Reservations.
(a) The Landlord reserves the right from time to time, without unreasonable interference with the Tenant’s use, to alter or modify the Common Areas, provided that (i) the Landlord gives the Tenant reasonable advance written notice of any contemplated alterations or modifications which are reasonably likely to affect Tenant’s rights hereunder in any material way, (ii) any such actions are effected in a good and workmanlike manner, and (iii) such alterations or modifications do not impair Tenant’s access to the Premises or its practical use and enjoyment thereof or of the Appurtenant Rights.
(b) In addition to other rights reserved herein or by law, Landlord reserves the right from time to time, without unreasonable interruption of Tenant’s use and access to the Premises (and in any event during the existence of an emergency) (i) to make additions to or reconstructions of the Building and to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, the pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises, the Building, or elsewhere in the Property, provided that, to the extent practicable such installations, replacements or relocations in the Premises shall be placed above ceiling surfaces, below floor surfaces, or to the outside of the interior face of perimeter walls and provided that substitutions are substantially equivalent or better for Tenant’s use of the Premises consistent with the Permitted Use; (ii) to name or change the name of the Building, and (iii) to grant easements and other rights with respect to the Property.
(c) Tenant acknowledges that the Park is comprised of several buildings, including the Building and both life science/office buildings (“Commercial Buildings”) and residential buildings (“Residential Buildings”), together with common and publicly accessible landscaped areas, service drives, and sidewalks. Landlord has established a common scheme for the operation and maintenance of the Park to which this Lease and the other leases of space in the Park are subject pursuant to a legal instrument entitled the “Declaration of Covenants,” provided, however, that the terms and conditions-of the Declaration of Covenants shall not diminish in any material and adverse manner any of Tenant’s rights and benefits with respect to the Premises, or materially and adversely increase any of Tenant’s obligations. Each Commercial Building, and certain of the Residential Buildings, are subject to the Declaration of Covenants, and contribute to the costs and expenses to be shared thereunder. However, Landlord and Tenant recognize that Residential Buildings may not contribute to such costs and expenses, and therefore, it is agreed that allocation of costs and expenses payable under the Declaration of Covenants among the building owners, the Building’s allocable share of which are Operating Expenses under this Lease, shall be based on an aggregation of all such costs and expenses, less whatever contributions can be collected from the Residential Buildings, and allocated to the Building based on a numerator comprised of the total rentable area of the Building, and the denominator of which is the total rentable area of all of the Commercial Buildings in existence from time to time, or by such other method as Landlord may reasonably determine.
Section 2.4  - Parking.
From and after the Commencement Date, Landlord shall provide and the Tenant shall pay for the Parking Passes (as defined on Exhibit A) for use by the Tenant’s employees, business invitees and visitors in accordance with Exhibit A. The Landlord shall operate, or cause to be operated, a parking garage known as the 80 Lansdowne Street Garage (the “Garage”) to serve the Building and other buildings in University Park. The Tenant’s parking privileges shall be initially located in the Garage and shall be on a nonexclusive basis (i.e., no reserved spaces); provided, however, Landlord agrees that the Garage shall be operated so as to maintain therein sufficient spaces to accommodate Tenant’s Parking Passes described in Exhibit A. However, Tenant’s parking privileges may be relocated by Landlord to Landlord’s other parking facilities located at 55 Franklin Street, Cambridge, Massachusetts and/or 30 Pilgrim Street, Cambridge, Massachusetts as Landlord shall designate upon reasonable prior notice to Tenant from Landlord. In the event that Tenant’s parking privileges are so relocated, Tenant’s parking privileges at such new location shall be consistent with the terms set forth in this Section 2.4. All monthly users will have unlimited access to the Garage twenty-four (24) hours per day, seven days per week. Tenant acknowledges that the parking facilities within the Park may be owned by an entity other than Landlord. In no event are Parking Passes transferable other than to the holder, from time to time, of the tenant’s interest under this Lease or a subtenant that has been demised all or a portion of the Premises in conformity with the requirements of this Lease. Parking Passes are limited to use by employees of either of the foregoing. Tenant agrees that it and all persons claiming by, through and under it, shall at all times abide by the Rules and Regulations with respect to the use of the Garage provided by the Landlord pursuant to this Lease.
Charges for Tenant’s parking privileges hereunder shall be at current monthly parking rates (which rates shall be consistent with market parking rates in parking facilities of comparable quality at mixed use office/research parks in East Cambridge/Kendall Square/Cambridgeport), and shall constitute Additional Rent and shall be payable monthly to Landlord at the time and in the fashion in which Annual Fixed Rent under this Lease is payable.
Upon written request from time to time, and subject to availability (as determined by Landlord in its sole discretion), Tenant may obtain additional Parking Passes on a month-to-month basis (i.e. terminable by either party on 30 days’ prior written notice), which additional Parking Passes shall be provided to Tenant on all of the terms and conditions of this Article 2 except as expressly set forth in this sentence.
At any time during the Term Landlord shall have the right to assign Landlord’s obligations to provide parking, as herein set forth, together with Landlord’s right to receive Additional Rent for such parking spaces as herein provided, to a separate entity created for the purpose of providing the parking privileges set forth herein. In such event, Landlord and Tenant agree to execute and deliver appropriate documentation, including documentation with the new entity, reasonably necessary to provide for the new entity to assume Landlord’s obligations to provide the parking privileges to Tenant as specified herein and for the Tenant to pay the Additional Rent attributable to the parking privileges directly to the new entity. Landlord shall, however, remain primarily liable for the provision of Tenant’s parking privileges.
Section 2.5  - Commencement Date.
“Commencement Date” as defined in Exhibit A.
Section 2.6  - Extension Option.
Provided that there has been no Event of Default which is uncured and continuing on the part of the Tenant, and that Tenant (or a successor entity resulting from one or more Permitted Transfers pursuant to Section 6.8) is, as of the date of exercise of its rights under this Section 2.6, in occupancy of at least 75% of the Premises for its own business purposes, the Tenant shall have the right to extend the Term hereof for two (2) consecutive periods of five (5) years (the first such period being the “First Extension Term” the second such period being the “Second Extension Term” and, together with the First Extension Term, the “Full Extension Term”) on the following terms and conditions:
(a) Such right to extend the Term shall be exercised by the giving of notice by Tenant to Landlord at least nine (9) months prior to the expiration of the Initial Term or First Extension Term, as applicable (the “Extension Notice Deadline Date”). Upon the giving of such notice on or before the Extension Notice Deadline Date, this Lease and the Term hereof shall be extended for an additional term, as specified above, without the necessity for the execution of any additional documents except a document memorializing the Annual Fixed Rent for the applicable Extension Term to be determined as set forth below. Time shall be of the essence with respect to the Tenant’s giving notice to extend the Term on or before the Extension Notice Deadline Date. In no event may the Tenant extend the Term under this Section 2.6 for more than ten (10) years after the expiration of the Initial Term, unless Landlord and Tenant shall mutually agree to such an extension.
(b) The First Extension Term and the Second Extension Term shall be upon all the terms, conditions and provisions of this Lease, except the Annual Fixed Rent during each such Extension Term shall be the then Fair Market Rent of the Premises for such Extension Term, to be determined under this Section 2.6.
(c) For purposes of the First Extension Term and Second Extension Term described in this Section 2.6, the Fair Market Rent of the Premises shall mean the then current fair market annual rent for leases of comparable space of a comparable nature and quality similarly improved located in the commercial markets that surround the MIT campus (East Cambridge/Kendall Square/Cambridgeport), so as to provide Landlord, on a net basis, the same as it would receive upon a re-letting at fair market value, taking into account all relevant factors including comparable building age, quality, level of finish, proximity to amenities and public transit, the condition to which such premises have been improved and the economic terms and conditions specified in this Lease that will be applicable thereto, including the savings, if any, due to the absence or reduction of brokerage commissions. The Landlord and Tenant shall endeavor to agree upon the Fair Market Rent of the Premises within thirty (30) days after the Tenant has exercised an option for an Extension Term. If the Fair Market Rent of the Premises is not agreed upon by the Landlord and the Tenant within this time frame, each of the Landlord and the Tenant shall retain a real estate professional with at least ten (10) years continuous experience in the business of appraising or marketing similar commercial real estate in the Cambridge, Massachusetts area who shall, within thirty (30) days of his or her selection, prepare a written report summarizing his or her conclusion as to the Fair Market Rent of the Premises. The Landlord and the Tenant shall simultaneously exchange such reports; provided, however, if either party has not obtained such a report within forty-five (45) days after the last day of the thirty (30) day period referred to above in this Section 2.6 and such party fails to deliver the required report within an additional fifteen (15) days of notice of such failure, then the determination set forth in the other party’s report shall be final and binding upon the parties. If both parties receive reports within such time and the lower determination is within ten percent (10%) of the higher determination, then the average of these determinations shall be deemed to be the Fair Market Rent of the Premises. If these determinations differ by more than ten percent (10%), then the Landlord and the Tenant shall mutually select a person with the qualifications stated above (the “Final Professional”) to resolve the dispute as to the Fair Market Rent of the Premises. If the Landlord and the Tenant cannot agree upon the designation of the Final Professional within ten (10) days of the exchange of the first valuation reports, either party may apply to the American Arbitration Association, the

Greater Boston Real Estate Board, or any successor thereto, for the designation of a Final Professional. Within ten (10) days of the selection of the Final Professional, the Landlord and the Tenant shall each submit to the Final Professional a copy of their respective real estate professional’s determination of the Fair Market Rent of the Premises. The Final Professional shall then, within thirty (30) days of his or her selection, prepare a written report summarizing his or her conclusion as to the Fair Market Rent of the Premises (the “Final Professional’s Valuation”). The Final Professional shall give notice of the Final Professional’s Valuation to the Landlord and the Tenant and such decision shall be final and binding upon the Landlord and the Tenant. In the event that the commencement of either of the First Extension Term or Second Extension Term occurs prior to a final determination of the Fair Market Rent of the Premises therefor (the “Extension Rent Determination Date”), then the Tenant shall pay the Annual Fixed Rental at the then applicable Fixed Rental Rate (such amount being referred to as the “Interim Rent”). If the Annual Fixed Rent as finally determined for such Extension Term is determined to be greater than the Interim Rent, then the Tenant shall pay to the Landlord the amount of the underpayment for the period from the end of the Initial Term of this Lease until the Extension Rent Determination Date within thirty (30) days of the Extension Rent Determination Date. If the Annual Fixed Rent as finally determined for the Extension Term is determined to be less than the Interim Rent, then the Landlord shall credit the amount of such overpayment against the monthly installments of Annual Fixed Rent coming due after the Extension Rent Determination Date.
Section 2.7  - One-Time Right of First Offer.
Subject to the provisions of this Section 2.7 as well as the pre-existing rights of existing tenants of the Park, Tenant shall have a one-time right of first offer for all or any portion of the first (1st), second (2nd), third (3rd), fourth (4th) and fifth (5th) floors of the Building which may hereafter become vacant and available (the “First Offer Space”) during the Term following the expiration or termination of the lease or occupancy agreement with the then tenant of such First Offer Space and subject to Landlord’s right to grant any tenant of the First Offer Space the right to renew or continue its term of occupancy whether or not such rights are expressly granted by a lease or other written instrument. Landlord shall notify Tenant of the terms on which Landlord intends to offer to lease the First Offer Space (“Landlord’s ROFO Notice”) and the Annual Fixed Rent shall be at the then current Fair Market Rent for the First Offer Space taking into account all relevant factors. Within ten (10) business days after receipt of Landlord’s ROFO Notice, Tenant may, by written notice delivered to Landlord, (i) reject Landlord’s ROFO Notice, or (ii) unconditionally and irrevocably accept Landlord’s offer to lease all but not less than all of such space for Tenant’s own use on the terms set forth in Landlord’s Notice. If Tenant fails to timely respond as aforesaid, such failure shall be deemed Tenant’s rejection of Landlord’s ROFO Notice. In the event Tenant exercises its right to the First Offer Space, Landlord and Tenant hereby agree to amend those provisions of this Lease which are necessarily affected by the increase in the rentable area and leaving all other provisions of this Lease in full force and effect without modification. After Tenant takes possession of the First Offer Space, the term “Premises” as used in this Lease, shall be deemed to refer to and include the First Offer Space.

If Landlord’s ROFO Notice is rejected under clause (i) above (or deemed rejected through the Tenant’s failure to timely respond), then Landlord may enter into a lease for the First Offer Space providing for an effective Annual Fixed Rent equal to or less than seven and one-half percent (7.5%) less than that specified in Landlord’s ROFO Notice. For clarity, in the event that the Landlord proposes to enter into a lease for the First Offer Space providing for an effective Annual Fixed Rent greater than seven and one-half percent (7.5%) less than that specified in Landlord’s ROFO Notice, Landlord shall notify Tenant of such terms by sending an additional Landlord’s ROFO Notice that will be subject to the terms of the preceding paragraph.
Except as may be set forth in Landlord’ s Notice, Landlord’s failure to deliver, or delay in delivering, all or any part of the First Offer Space, for any reason, shall not constitute a default of Landlord, and shall not affect the validity of the Lease.
ARTICLE III
RENT AND OTHER PAYMENTS
Section 3.1  - Annual Fixed Rent.
From and after the Rent Commencement Date (as defined in Exhibit A), the Tenant shall pay, without notice or demand, monthly installments of one‑twelfth (1/12th) of the Annual Fixed Rent in effect and applicable to the Premises in advance for each full calendar month of the Term following the Rent Commencement Date and of the corresponding fraction of said one‑twelfth (1/12th) for any fraction of a calendar month at the Rent Commencement Date or end of the Term. The Annual Fixed Rent applicable to the Premises during the Term shall be as set forth in Exhibit A.
Section 3.2  - Real Estate Taxes.
From and after the Commencement Date, during the Term, the Tenant shall pay to the Landlord, as Additional Rent, the Tenant’s Tax Expenses Allocable to the Premises (as such term is hereinafter defined) in accordance with this Section 3.2. The terms used in this Section 3.2 are defined as follows:
(a) “Tax Year” means the 12-month period beginning July 1 each year or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.
(b) “The Tenant’s Tax Expense Allocable to the Premises” means (i) that portion of the Landlord’s Tax Expenses for a Tax Year which bears the same proportion thereto as the rentable floor area of the Premises (from time to time) bears to the Total Rentable Floor Area of the Building and (ii) in the event that the Premises are improved to a standard which is higher than other portions of the Property and the Property is re-assessed at a higher value, such portion of the Real Estate Taxes on the Property with respect to any Tax Year as is appropriate so that the Tenant bears the portion of the Real Estate Taxes which are properly allocable to the Premises, as reasonably determined by Landlord using good faith commercially reasonable judgment based on assessment values and other information with respect to the Premises and the Building made available by the assessing authorities (Landlord’s determination of such allocation shall take into account the rate of appreciation, if any, of real property in the City of Cambridge from the date of the prior assessment to the date of the new assessment, and the portion of any increased assessment on the Property which is allocable to any such general increase in the value of the real property in the City of Cambridge shall not be allocated disproportionately to Tenant).
(c) “The Landlord’s Tax Expenses” with respect to any Tax Year means the aggregate Real Estate Taxes on the Property with respect to that Tax Year, reduced by any abatement received with respect to that Tax Year.
(d) “Real Estate Taxes” means (i) all real property taxes and special assessments of every kind and nature assessed by any governmental authority on the applicable property, but excluding any income taxes payable by Landlord as a result of payments made to Landlord by Tenant or any other tenant at the Property; and (ii) reasonable expenses of any proceedings for abatement of such taxes or special assessments. Any special assessments to be included within the definition of “Real Estate Taxes” shall be limited to the amount of the installment (plus any interest thereon) of such special tax or special assessment (which shall be payable over the longest period permitted by law) required to be paid during the Tax Year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance, excess profit, franchise and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on the Landlord a capital levy or other tax on the gross rents received with respect to the Property, or a federal, state, county, municipal or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so based, shall be deemed to be included within the term “Real Estate Taxes.”
Payments by the Tenant on account of the Tenant’s Tax Expenses Allocable to the Premises shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent and shall be in an amount equal to the greater of (i) one‑twelfth (1/12th) of the Tenant’s Tax Expenses Allocable to the Premises for the current Tax Year as reasonably estimated by the Landlord, or (ii) an amount reasonably estimated by any ground lessor of the Land or holder of a first mortgage on the Property, to be sufficient, if paid monthly, to pay the Landlord’s Tax Expenses on the dates due to the taxing authority.
Not later than ninety (90) days after the Landlord’s Tax Expenses are determinable for the first Tax Year of the Term or fraction thereof and for each succeeding Tax Year or fraction thereof during the Term, the Landlord shall render the Tenant a statement in reasonable detail showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Property, and any abatements or refunds of such taxes. Expenses incurred in obtaining any tax abatement or refund may be charged against such tax abatement or refund before the adjustments are made for the Tax Year. If at the time such statement is rendered it is determined with respect to any Tax Year, that the Tenant has paid (i) less than the Tenant’s Tax Expenses Allocable to the Premises or (ii) more than the Tenant’s Tax Expenses Allocable to the Premises, then, in the case of (i) the Tenant shall pay to the Landlord, as Additional Rent, within thirty (30) days of such statement the amount of such underpayment and, in the case of clause (ii) the Landlord shall credit the amount of such overpayment against the monthly installments of the Tenant’s Tax Expenses Allocable to the Premises next thereafter coming due (or refund such overpayment within thirty (30) days if the Term has expired and the Tenant has no further obligation to the Landlord).
To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the statement to be furnished by the Landlord shall be rendered and payments made on account of such installments. Notwithstanding the foregoing provisions, no decrease in Landlord’s Tax Expenses with respect to any Tax Year shall result in a reduction of the amount otherwise payable by Tenant if and to the extent said decrease is attributable to vacancies in the Building, rather than to a reduction in the assessed value of the Property as a whole or a reduction in the tax rate. Landlord shall, upon Tenant’s request therefor, provide Tenant with copies of all applicable tax bills, statements, records and the like, as well as copies of Landlord’s calculations and all other relevant information.
Section 3.3  - Operating Expenses.
From and after the Commencement Date, during the Term the Tenant shall pay to the Landlord, as Additional Rent, the Tenant’s Operating Expenses Allocable to the Premises, as hereinafter defined, in accordance with this Section 3.3. The terms used in this Section 3.3 are defined as follows:
(a) “The Tenant’s Operating Expenses Allocable to the Premises” means that portion of the Operating Expenses for the Property which bears the same proportion thereto as the Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Building.
(b) “Operating Expenses for the Property” means Landlord’s cost of operating, cleaning, maintaining and repairing the Property, and shall include without limitation, the cost of services on Exhibit C; premiums for insurance carried pursuant to Section 7.4; the amount deductible from any insurance claim actually made by Landlord during the time period in question (which amount is currently $50,000.00, and which amount may be increased during the Term and any Extension Term provided such increase is reasonable and customary); reasonable compensation and all fringe benefits, worker’s compensation insurance premiums and payroll taxes paid to, for or with respect to all persons (Park/Building general manager and below, provided that such charges shall be prorated to reflect the percentage of rentable square feet of the Building as compared to all of the commercial rentable square feet at the Park) directly engaged in the operating, maintaining or cleaning of the Property; interior landscaping and maintenance; steam, water, sewer, gas, oil, electricity, telephone and other utility charges

(excluding such utility charges either separately metered or separately chargeable to tenants for additional or special services and those charges related to the cost of operating base Building equipment not used by Tenant, and costs of providing conditioned water for HVAC services); cost of building and cleaning supplies; the costs of routine environmental management programs operated by Landlord; market rental costs for equipment used in the operating, cleaning, maintaining or repairing of the Property, or the applicable fair market rental charges in the case of equipment owned by the Landlord; cost of cleaning; cost of maintenance, repairs and replacements; cost of snow removal; cost of landscape maintenance; security services; payments under service contracts with independent contractors; management fees at market rates; the cost of any capital improvement either required by law or regulation or which reduces the Operating Expenses for the Property or which improves the management and operation of the Property in a manner acceptable to Tenant, which cost shall be amortized in accordance with generally accepted accounting principles together with interest on the unamortized balance calculated at the rate from time to time announced by Bank of America, N.A. as its prime rate; charges reasonably allocated to the Building for the operating, cleaning, maintaining and repairing of the Park common areas and amenities; and all other reasonable and necessary expenses paid in connection with the operation, cleaning, maintenance, administration and repair of the Property. If for any reason portions of the Rentable Area of the Building not included in the Premises were not occupied by tenants or the Landlord was not supplying all tenants with the services being supplied under the Lease or any tenants in the Building were supplied with a lesser level of standard services than those supplied to the Tenant under this Lease, Landlord’s Operating Expenses for the Property shall include the amounts reasonably determined by Landlord which would have been incurred if ninety‑five percent (95%) of the rentable area in the Building were occupied and were applied with the same level of standard services as supplied to the Tenant under this Lease.
Operating Expenses for the Property shall not include the following: the Landlord’s Tax Expense; cost of repairs or replacements (i) resulting from eminent domain takings, (ii) to the extent reimbursed by insurance, or (iii) required, above and beyond ordinary periodic maintenance, to maintain in serviceable condition the major structural elements of the Building, including the roof, exterior walls and floor slabs; replacement or contingency reserves; ground lease rents or payment of debt obligations; costs incurred due to negligent acts or omissions of Landlord, Landlord’s agents, contractors or employees, or any other tenant of the Building; legal and other professional fees for matters not relating to the normal administration and operation of the Property; promotional, advertising, public relations or brokerage fees and commissions paid in connection with services rendered for securing or renewing leases; lease up and tenant improvement costs for space other than the Premises in the Building; costs of capital improvements not permitted hereinabove; and separately metered or sub metered utilities for other tenants in the Building. The Landlord’s Operating Expenses shall be reduced by the amount of any proceeds, payments, credits or reimbursements which the Landlord receives from sources other than tenants and which are applicable to such Operating Expenses for the Property.

Payments by the Tenant for its share of the Operating Expenses for the Property shall be made in monthly installments of one‑twelfth (1/12th) of Tenant’s share of Operating Expenses. The amount so to be paid to the Landlord shall be an amount from time to time reasonably estimated by the Landlord to be sufficient to aggregate a sum equal to the Tenant’s share of the Operating Expenses for the Property for each calendar year.
Not later than ninety (90) days after the end of each calendar year or fraction thereof during the Term or fraction thereof at the end of the Term, the Landlord shall render the Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of the Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, the Operating Expenses for the Property and the Tenant’s Operating Expenses Allocable to the Premises. Said statement to be rendered to the Tenant also shall show for the preceding calendar year or fraction thereof, as the case may be, the amounts of Operating Expenses already paid by the Tenant. If at the time such statement is rendered it is determined with respect to any calendar year, that the Tenant has paid (i) less than the Tenant’s Operating Expenses Allocable to the Premises or (ii) more than the Tenant’s Operating Expenses Allocable to the Premises, then, in the case of (i) Tenant shall pay to the Landlord, as Additional Rent, within thirty (30) days of such statement the amounts of such underpayment and, in the case of (ii) Landlord shall credit the amount of such overpayment against the monthly installments of the Tenant’s Operating Expenses Allocable to the Premises next thereafter coming due (or refund such overpayment within thirty (30) days if the Term has expired and Tenant has no further obligation to the Landlord).
Tenant may, after ten (10) days’ prior written notice to Landlord given within one hundred twenty (120) days of Landlord’s delivery to Tenant of a statement of Operating Expenses for the Property, during Landlord’s regular business hours and at Tenant’s sole cost and expense, inspect Landlord’s books and records relating to Operating Expenses and Real Estate Taxes for the Property. Such books and records shall be made available at the Property, unless such books and records are regularly kept in Cleveland, Ohio , in which case they will be made available for Tenant’s inspection in Cleveland, Ohio. Tenant shall keep all information relating to Operating Expenses for the Property strictly confidential and shall in no event, whatsoever, disclose such information to any third party other than to Tenant’s attorneys and accountants in connection with proceedings concerning this Lease. If it is mutually agreed for finally determined by a proceeding that Landlord’s statement has overstated the Operating Expenses for the Property for any calendar year by more than four percent (4%) then Landlord shall reimburse Tenant for its reasonable audit costs incurred in connection with such audit. In the event that Tenant uses a third party to assist with the audit, such third party shall be a certified public accounting firm that is not engaged on a contingency basis.
Section 3.4  - Other Utility Charges.During the Term, the Tenant shall pay directly to the provider of the service all separately metered charges for steam, heat, gas, electricity, fuel and other services and utilities furnished to the Premises, and shall pay to Landlord as Additional Rent its pro rata share of water, sewer and other services and utilities which shall be prorated to reflect Tenant’s proportional usage based upon Tenant’s proportional occupancy of the Building. The costs of utilities supplied to the common areas and base building systems are included in

Operating Expenses and all major utilities other than water and sewer supplied to the Premises and other tenant spaces in the Building are separately metered. Tenant shall pay, as Additional Rent, for Tenant’s pro rata share of water and sewer service to the Premises monthly within thirty (30) days following receipt of an invoice from Landlord.
Section 3.5  - Above-standard Services.
If the Tenant requests and the Landlord elects to provide any services to the Tenant in addition to those described in Exhibit C, the Tenant shall pay to the Landlord, as Additional Rent, the amount billed by Landlord for such services at Landlord’s standard rates as from time to time in effect. The cost of such services shall not be deemed to be Operating Expenses for the Property as described in Section 3.3. If the Tenant has requested that such services be provided on a regular basis, the Tenant shall, if requested by the Landlord, pay for such services at the time and in the fashion in which Annual Fixed Rent under this Lease is payable. Otherwise, the Tenant shall pay for such additional services within thirty (30) days after receipt of an invoice from the Landlord. Landlord shall have the right from time to time to inspect Tenant’s utility meters and to install timers thereon at Tenant’s expense for purposes of monitoring above-standard service usage. Tenant shall pay for such work within thirty (30) days after receipt of an invoice from Landlord.
Section 3.6  - No Offsets.
Annual Fixed Rent and Additional Rent shall be paid by the Tenant without offset, abatement or deduction except as provided herein.
Section 3.7  - Net Lease.
It is understood and agreed that this Lease is a net lease and that the Annual Fixed Rent is absolutely net to the Landlord excepting only the Landlord’s obligations to pay any debt service or ground rent on the Property, to provide the Landlord’s services, and to pay the real estate taxes and operating expenses which the Tenant is not required to pay under this Lease.
ARTICLE IV
ALTERATIONS
Section 4.1  - Consent Required for Tenant’s Alterations.
The Tenant shall not make alterations or additions to the Premises (including any Tenant’s Work) except in accordance with complete, coordinated construction plans and specifications therefor first approved by the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Except as otherwise provided in Section 4.2, Landlord agrees to state in writing simultaneously with its granting of any approval concerning any alteration or addition to the Premises the extent to which Tenant will need to remove the alteration or addition at issue upon the expiration or earlier termination of the Term. There will be no charge for Landlord’s review of Tenant’s plans, specifications and construction, except for Landlord’s reasonable, third party, out-of-pocket expenses, which, as provided in Section 4.5 herein, with respect to the

Tenant’s Initial Work, shall not exceed Five Thousand and 00/100 Dollars ($5,000.00). Notwithstanding the foregoing, the Tenant may, from time to time without the Landlord’s prior consent and at the Tenant’s own expense, make interior non-structural alterations affecting only the interior of the Premises, and not affecting Building systems, costing less than $50,000.00 in any one instance (or in the aggregate with respect to related alterations) without Landlord’s prior written consent, but subject to the other terms of this Lease, and provided that Tenant provides notice of such alterations within a reasonable time after the completion of the same. The Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which (i) would adversely affect any structural or exterior element of the Building, (ii) would materially and adversely affect the general utility of the Building for use by existing tenants or prospective future tenants thereof, (iii) would affect the exterior appearance of the Building in a manner which is not acceptable to the Landlord, in its sole discretion, (iv) will require unusual expense to readapt the Premises to normal office space use; or (v) would adversely affect existing mechanical or electrical, plumbing, HVAC or other systems in the Building, in each case, with respect to clauses (i)-(v), as reasonably determined by the Landlord. The Landlord shall not be deemed unreasonable in delaying the approval of any alterations or additions to the extent that Landlord reasonably requires consultation with third party architects or engineers to review the plans for such work. In any notice withholding approval the Landlord shall specify, in reasonable detail, the nature of the Landlord’s objection. Neither the Landlord’s failure to object to any proposed alterations or additions, nor the Landlord’s approval of any plans and specifications furnished by Tenant to Landlord, shall be construed as superseding in any respect, or as a waiver of Landlord’s right to enforce, the Tenant’s obligation to fulfill all of the terms and conditions of this Lease applicable to any work contemplated thereby. All alterations and additions to the Premises shall be designed in reasonable accordance with the Building design standards promulgated by Landlord from time to time.
Promptly following the performance of any alterations or additions to the Premises requiring Landlord’s reasonable approval, the Tenant shall furnish Landlord an “as built” set of plans and specifications for the Premises and a report evidencing the completion of air balancing (to the extent such alterations or additions affected air balancing), in a format reasonably requested by the Landlord.
Notwithstanding anything to the contrary contained in this Section 4.1, if any of the Tenant’s proposed alterations and/or additions affect the roof of the Building, the following additional conditions shall apply:
(a) Such alterations and changes will not in any way interfere with the proper functioning of, and Landlord’s access to, equipment located on the roof of the Building or exceed roof loading requirements; and
(b) Adequate measures are taken to reduce the visibility and noise of mechanical equipment, antennae and dishes consistent with the appearance and design scheme required by the Rules and Regulations and any applicable laws, ordinances or regulations of the City of Cambridge.
Section 4.2  - Ownership of Alterations.

All alterations and additions shall be part of the Building and owned by the Landlord; provided, however, that the Landlord may require removal by the Tenant of all or any portion of any specialized alterations and additions made to the Premises. For purposes of the foregoing, “specialized alterations and additions” shall mean any alterations or additions which, as reasonably determined by the Landlord, (i) would adversely affect the general utility of the Building for use by existing tenants or prospective future tenants thereof, or (ii)  will require unusual expense to readapt the Premises to normal office use. Landlord shall specify such items at the time of its approval of their installation. All movable trade fixtures and furnishings not attached to the Premises shall remain the property of the Tenant and shall be removed by the Tenant upon termination or expiration of this Lease. The Tenant shall repair any damage caused by the removal of any alterations, additions or personal property from the Premises. All personal property and equipment installed by Tenant during the Term (“Removable Equipment”) shall be removed from the Premises and the Building upon the expiration or earlier termination of the Term of this Lease.
Any alterations and additions, if required to be removed upon the termination or expiration of this Lease as hereinabove provided, and all Removable Equipment shall be removed by the Tenant with reasonable care and diligence, including the capping off of all utility connections behind the adjacent interior finish, and the restoration of such interior finish to the extent necessary so that the Premises are left with complete wall, ceiling and floor finishes.
Section 4.3  - Construction Requirements for Alterations.
All construction work performed by or on behalf of the Tenant, including the Tenant’s Initial Work (as hereinafter defined) (“Tenant’s Work”) shall be done in a good and workmanlike manner employing only first class materials and in compliance with the Rules and Regulations (as defined in Section 6.3) that apply to construction, and with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. The Landlord or Landlord’s authorized agent may (but without any implied obligation to do so) inspect the work of the Tenant at reasonable times and shall give notice of observed defects. Tenant’s Work and the installation of furnishings shall always be coordinated in such manner as to maintain harmonious labor relations on the Property and not to damage the Building or interfere with Building construction or operation. Tenant’s Work shall be performed by contractors or workmen first approved by the Landlord, which approval the Landlord agrees not to unreasonably withhold, condition or delay (Landlord shall provide its written consent or written notice of its reason for withholding consent within ten (10) days of any request for consent from Tenant). The Tenant, before starting any work, shall receive and comply with the Construction Rules and Regulations attached hereto as Exhibit G and shall (i) cause the Tenant’s contractors to comply therewith; (ii) obtain “builder’s risk” coverage (in an amount that is reasonable given the quality and quantity of the work to be undertaken) to enhance the insurance coverage otherwise required to be carried by the Tenant hereunder; (iii) secure all licenses and permits necessary for such work; (iv) deliver to the Landlord a statement of the names of its general contractor (or construction manager) and subcontractors (x) who will be performing work with a value in excess of $50,000.00, (y) who are to perform electrical or plumbing work; or (z) are otherwise to perform work that will affect the structure or base building systems of the

Building, and the estimated cost to design and construct any Tenant’s Work; (v) except with respect to the Tenant’s Initial Work, provide security satisfactory to the Landlord in its reasonable discretion and consistent with the security requirements for comparable work in comparable buildings in the Cambridge market protecting the Landlord against liens arising out of the furnishing of such labor and material; and (vi) cause each contractor to carry worker’s compensation insurance in statutory amounts covering all the contractors’ and subcontractors’ employees and commercial general liability insurance on an occurrence basis with limits of $1,000,000 (individual) and $3,000,000 (aggregate) covering personal injury and death and property damage (all such insurance to be written in companies approved reasonably by the Landlord and insuring the Landlord, such individuals and entities affiliated with the Landlord as the Landlord may designate, any ground lessor or mortgagee that the Landlord may designate, and the Tenant as well as the contractors and to contain a requirement for at least thirty (30) days’ notice to the Landlord prior to cancellation, nonrenewal or material change), and deliver to the Landlord certificates of all such insurance prior to the commencement of the applicable Tenant’s Work. Tenant shall reimburse Landlord within 30 days after invoice for any reasonable out-of-pocket third-party expenses, which, as provided in Section 4.5 herein, with respect to the Tenant’s Initial Work, shall not exceed Five Thousand and 00/100 Dollars ($5,000.00), incurred by the Landlord in connection with any request by the Tenant for consent to any alterations or additions pursuant to this Article 4.
Section 4.4  - Payment for Tenant Alterations.
Except as otherwise set forth in Exhibit E attached hereto, Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by the Tenant, its agents, employees or independent contractors, and not to cause or permit any liens or notice of intent to file a lien for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and promptly to discharge (or bond over in a manner reasonably satisfactory to Landlord) any such liens which may so attach. If any such lien or notice of intent to file a lien shall be filed against the Premises or the Property and the Tenant shall fail to cause such lien or notice to be discharged within fifteen (15) days after receipt by the Tenant of notice of the filing thereof, the Landlord may cause such lien or notice to be discharged by payment or otherwise without investigation as to the validity thereof or as to any offsets or defenses which the Tenant may have with respect to the amount claimed. The Tenant shall reimburse the Landlord, as additional rent, for any cost so incurred and shall indemnify and hold harmless the Landlord from and against any and all claims, costs, damages, liabilities and expenses (including reasonable attorneys’ fees) which may be incurred or suffered by the Landlord by reason of any such lien or its discharge.
Section 4.5  - Tenant’s Initial Work.
Tenant shall have the right to perform initial work to the Premises following the Commencement Date (the “Tenant’s Initial Work”) to prepare the Premises for the conduct of Tenant’s business. The construction of the Tenant’s Initial Work shall be done in accordance with the terms of this Article IV and Exhibit E attached hereto, and pursuant to plans prepared by Tenant which shall have been approved by Landlord, which approval will not unreasonably be withheld. Additionally, and subject to the terms set forth herein, Tenant may hire its own contractor, architect and engineer for the construction of the Tenant’s Initial Work, subject to the approval of the Landlord, which shall not be unreasonably withheld. There shall be no construction oversight fee paid to Landlord. However, Landlord shall be reimbursed up to Five Thousand and 00/100 Dollars ($5,000.00) for any third party out of pocket costs incurred by Landlord in the review and approval of Tenant’s plans, specifications, improvements and construction for the Tenant’s Initial Work.
ARTICLE V
RESPONSIBILITY FOR CONDITION OF BUILDING AND PREMISES

Section 5.1  - Maintenance of Building and Common Areas by Landlord.
Except as otherwise provided in Article 8, Landlord shall make such repairs to the foundation, roof, exterior walls (including exterior glass), floor slabs, elevators, base building mechanical, plumbing and electrical and life safety systems (to the extent serving more than one tenant), and any other base structural elements of the Building as may be necessary to keep them in good order, condition and repair, and make such repairs to the mechanical systems and equipment serving the Building, except for any mechanical, plumbing and electrical systems and equipment that serve the Premises exclusively (“Tenant’s Dedicated Mechanical Systems and Equipment”), and other Common Areas as are necessary to keep them in good order, condition and repair. The Landlord shall further perform the services designated as Landlord’s Services on Exhibit C. Costs and expenses incurred by the Landlord under this Section 5.1 shall be included in Operating Expenses of the Property as permitted under Section 3.3. Subject to Section 7.5, the Tenant shall be responsible for 100% of the cost of any repair to the Premises, the Building, or the Land caused by the negligence or misconduct of the Tenant, or any agent, employee, contractor or invitee of the Tenant, notwithstanding anything to the contrary provided in Section 3.3.
Section 5.2  - Maintenance of Premises by Tenant.
The Tenant shall keep and maintain in good order, condition and repair the Premises and every part thereof and all of Tenant’s Dedicated Mechanical Systems and Equipment, reasonable wear and tear and damage by fire or other casualty excepted (provided that subject to Section 7.5, the Landlord shall be responsible for damage caused by the fault or neglect of the Landlord, or the Landlord’s agents, employees or contractors), excluding those repairs for which the Landlord is responsible pursuant to Sections 5.1, 8.1 and 8.5. The Tenant shall not permit or commit any damage (waste), and the Tenant shall, subject to Section 7.5, be responsible for the cost of repairs which may be made necessary by reason of damage to the Property caused by the negligence or misconduct of the Tenant, or any of the contractors, employees, agents or invitees of the Tenant. Mechanical, HVAC, and all systems and equipment shall be maintained in good order, condition and repair consistent with prevailing standards at comparable first class leased laboratory buildings, reasonable wear and tear, damage by fire or other casualty, and subject to

Section 7.5, damage caused by the fault or neglect of the Landlord, or the Landlord’s agents, employees, or contractors excepted.
Section 5.3  - Delays in Landlord’s Services.
The Landlord shall not be liable to the Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of the Landlord or its agents entering the Premises for any purposes authorized in this Lease, or for repairing the Premises or any portion of the Building. In case the Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on the Landlord’s part, by reason of any External Cause, the Landlord shall not be liable to the Tenant therefor, nor, except as expressly otherwise provided in this Lease, shall the Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in the Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.
The Landlord reserves the right to stop any service or utility system the Landlord provides or causes to be provided under this Lease when necessary by reason of accident or emergency or exercise of Landlord’s rights pursuant to Section 2.3 hereof, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, the Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, the Landlord will give the Tenant reasonable advance written notice of the contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to the Tenant by reason thereof. To the extent that the Landlord is providing or causing to be provided heat, light or any utility or service, in no event shall the Landlord have any liability to the Tenant for the unavailability of the same to the extent that such unavailability is caused by External Causes, provided, however, that the Landlord is obligated to exercise reasonable efforts to restore such services or utility systems’ operation.
If (i) the unavailability of heat, light or any utility or service provided or required to be provided by the Landlord, or the presence of Hazardous Materials in the Premises that is required to be removed or remediated pursuant to Section 5.5 herein, renders all or any portion of the Premises untenantable for the Tenant’s use as permitted under this Lease, (ii) such untenantability is not due in whole or in part to the acts or omissions of Tenant, its agents, employees, contractors or invitees or any other party claiming by, through or under Tenant, and (iii) Tenant is reasonably unable to use or conduct and does not conduct its operations in the affected part or all of the Premises for more than five (5) business days after receipt of written notice of such untenantability from Tenant, Tenant shall receive an equitable and proportionate abatement of rent (including but not limited to abatement of Tenant’s Tax Expenses and Tenant’s Operating Expenses), taking into account the extent of the Tenant’s loss of use of the Premises, for the period of time following the expiration of such five (5) business day period that Tenant is reasonably unable to use or conduct its operations on part or all of the Premises, and Tenant shall be entitled to terminate this Lease if Landlord is unable to restore such services within six (6) months from the date of interruption. Tenant shall have the right to terminate this Lease as aforesaid by written notice to Landlord at any time after the expiration of such six (6) month period for so long as such interruption in service continues and the Premises remains untenantable and/or Tenant is reasonably unable to use or conduct its operations therein as a result, and such termination shall be effective as of the date that is thirty (30) days following Landlord’s receipt of Tenant’s termination notice unless such interruption is restored prior to the effective termination date. For all purposes of this Lease, if Tenant has responsibility for maintenance and repair of any aspect of the Building or any equipment or system therein, the functioning and performance of the same shall be the responsibility of the Tenant under this Lease, and shall in no event constitute a service or utility system that the Landlord provides or causes to be provided under this Lease.
Section 5.4 Tenant’s Responsibilities Regarding Hazardous Materials.
Tenant covenants and agrees that Tenant shall not use, generate, store or dispose, nor shall the Tenant suffer or permit the use, generation, storing or disposal in the Premises or otherwise by any of Tenant’s contractors, licensees, invitees, agents or employees, of any oil, toxic substances, hazardous wastes or hazardous materials (collectively, “Hazardous Materials”) in, on or about the Premises, the Building or the Land, except for reasonable amounts of chemicals such as adhesives, lubricants, ink, solvents and cleaning fluids of the kind and in amounts and in the manner customarily found and used in business offices in order to conduct its business at the Premises for the Permitted Use (which Permitted Use is set forth on Exhibit A) and to maintain and operate the business machines located in the Premises provided that the same are stored and maintained strictly in accordance with all applicable laws. Tenant covenants and agrees that the Tenant shall comply with all applicable laws and regulations in handling and disposing of materials used in its research and other uses of the Premises, whether or not considered Hazardous Materials, and no dumping, flushing or other introduction of Hazardous Materials or such other inappropriate materials into the septic, sewage or other waste disposal systems serving the Premises shall occur, except as specifically permitted by law or regulation and subject to the conditions and qualifications imposed by any governmental license or permit. Tenant covenants and agrees that the Tenant shall, at its sole cost, promptly remove or remediate all Hazardous Materials that are found upon the Premises, the Building or the Land by virtue of the failure of the foregoing covenants and agreements to have been fulfilled, or otherwise as the result of the act or omission of Tenant, its agents, employees, contractors or invitees or any other party claiming by, through or under Tenant, in a manner complying with all applicable laws and regulations and the provisions of this Lease. If the Tenant should have any responsibility under this Section 5.4 to remove or remediate Hazardous Materials, the Tenant shall keep the Landlord reasonably informed as to the status of the environmental condition at issue, promptly furnish to the Landlord copies of all regulatory filings with any governmental regulatory agencies in connection therewith, and substantiate the performance of its obligations under this Section 5.4. At the expiration or earlier termination of the Term, the Tenant shall promptly remove or remediate any Hazardous Materials from the Premises in a manner consistent with accepted “best practices” and in compliance with all legal requirements relating to the closure of laboratory facilities and disposal of equipment and supplies therein.
If Tenant’s transportation, storage or use of Hazardous Materials on the Premises results in the release onto or other contamination of any portion of the Property or adjacent areas,

including building or parking areas, soil or surface or ground water, or loss or damage to person(s) or property, without limitation, Tenant agrees to: (a) notify Landlord immediately of any release, threat of release, contamination, claim of contamination, loss or damage and (b) after consultation with Landlord, clean up the release, threat of release, or contamination as required by all applicable statutes, regulations and standards. In the event of such contamination, Tenant agrees to cooperate with Landlord, as Landlord may reasonably request, and provide such documents, affidavits and information as may be reasonably requested by Landlord (1) to comply with any applicable laws, and/or (2) for any other reason deemed necessary by Landlord in its reasonable discretion. Tenant shall notify Landlord promptly in the event of any spill or other release of any Hazardous Materials at, in, on, under or about the Premises that is required to be reported to a governmental authority under any applicable laws, shall promptly forward to Landlord copies of any notices received by Tenant relating to alleged violations of any applicable laws and shall promptly pay when due any fine or assessment against Landlord, Tenant, or the Premises relating to any violation during the Term of any applicable laws by Tenant, its employees, agents, or independent contractors, or with respect to the Premises or the remainder of the Property. If any governmental authority files a lien against the Premises or the remainder of the Property due to any act or omission, intentional or unintentional, of Tenant, its agents, or employees, or for which Tenant is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Materials, Tenant shall, within fifteen (15) days from the date that Tenant is first given notice of such lien (or within such shorter period of time as may be specified by Landlord if such governmental authority takes steps to cause the Premises to be sold pursuant to such lien) either (A) pay the claim and remove the lien or (B) furnish a cash deposit, bond or such other security as is reasonably satisfactory in all respects to Landlord and sufficient to discharge the lien completely. Tenant shall defend, indemnify and hold Landlord and the Landlord Parties harmless from and against any damages, liability or expense associated with claims by governmental or other third parties arising out of the presence, removal or remediation of Hazardous Materials for which Tenant is responsible for removal or remediation under this Section 5.4.
Section 5.5 Landlord’s Responsibilities Regarding Hazardous Materials.
During the Term of this Lease, if the removal or remediation of Hazardous Materials from the Premises, Building or Land is required to be undertaken by applicable laws, then except to the extent such obligation is the responsibility of the Tenant under Section 5.4 hereof, Landlord covenants and agrees to undertake the same without charge to the Tenant or, if another tenant in the Building is responsible for such removal or remediation, to use all commercially reasonable efforts to enforce such tenant’s obligations. Without limitation of the foregoing, if necessary to comply with any applicable legal requirements, should any existing environmental condition of the Land require the removal or remediation of Hazardous Materials, Landlord shall perform such removal or remediation, without charge to the Tenant, when and if required by applicable legal requirements. The Landlord shall keep the Tenant reasonably informed as to the status of the environmental condition at issue, promptly furnish to the Tenant copies of all regulatory filings with any governmental regulatory agencies in connection therewith, and substantiate the performance of its obligations under this Section 5.5. Tenant shall have no liability for any environmental condition or violation of law that exists in the Premises as of the date of this Lease.
ARTICLE VI
TENANT COVENANTS
The Tenant covenants during the Term and for such further time as the Tenant occupies any part of the Premises:
Section 6.1  - Permitted Uses.
The Tenant shall occupy the Premises only for the Permitted Uses, and shall not injure or deface the Premises or the Property, nor permit in the Premises any auction sale. The Tenant shall not permit in the Premises any nuisance, or the emission from the Premises of any reasonably objectionable noise, odor or vibration, nor use or devote the Premises or any part thereof for any purpose which is contrary to law or ordinance or liable to invalidate or increase premiums (above those normally incurred for the Permitted Uses) for any insurance on the Building or its contents (unless the Tenant pays for any such increase in premiums and provided such actions do not interfere with the use and enjoyment of the Land by the Landlord, other tenants, visitors or invitees of the Building) or liable to render necessary any alteration or addition to the Building, nor commit or permit any waste in or with respect to the Premises, nor shall Tenant overload existing electrical or other Building systems.
Section 6.2  - Laws and Regulations.
The Tenant shall comply with all federal, state and local laws, regulations, ordinances, executive orders, federal guidelines, and similar requirements in effect from time to time, including, without limitation, City of Cambridge ordinances and all such requirements relating to Tenant’s occupancy and use of the Premises and Hazardous Materials. Tenant shall also conform to recognized “best practices” standards with respect to the physical aspects of its operations carried on within the Premises. Tenant shall have the right to contest any notice of violation for any of the foregoing by appropriate proceedings diligently conducted in good faith.
Section 6.3  - Rules and Regulations.
The Tenant agrees to comply with the Rules and Regulations set forth in Exhibit F and such other reasonable and non-discriminatorily enforced rules and regulations of general applicability (“Rules and Regulations”) as (i) may from time to time be made by the Landlord of which the Tenant is given written advance notice, so far as the same relate to the use of the Building, the Land and the Tenant’s appurtenant parking privileges and (ii) may from time to time be promulgated with respect to all or any portion of the Building (including without limitation pursuant to the Declaration of Covenants). The Tenant shall not obstruct in any manner any portion of the Property not hereby leased; and, except as set forth in this Lease, shall not permit the placing of any signs, awnings or flagpoles, or the like, visible from outside the Building. Tenant shall not place or permit to be placed curtains, blinds or shades or similar window treatments visible from outside the Building in the Premises, except as may be otherwise approved by Landlord. Landlord shall provide, at the Landlord’s expense, a Building standard listing of Tenant’s name in all multi-tenant Building directories. Subject to Tenant’s compliance with Article IV, Tenant shall have the right to install, at Tenant’s sole cost and expense, one (1) sign with its corporate logo at the entrance to the Premises, subject to the prior approval of such sign by Landlord, which approval shall not be unreasonably withheld or delayed.
Section 6.4  - Safety Compliance.
The Tenant shall keep the Premises equipped with all safety appliances required by law or ordinance or any other regulations of any public authority because of the manner of use made by the Tenant and to procure all licenses and permits so required because of such manner of use and, if requested by the Landlord, do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way the Tenant’s Permitted Uses.
Section 6.5  - Landlord’s Entry.
The Tenant shall permit the Landlord and its agents (which agents shall be identified to Tenant and reasonably approved by Tenant for entry), after at least forty-eight (48) hours’ prior notice except in the case of emergencies, and at times reasonably acceptable to Tenant, to enter the Premises at all reasonable hours for the purpose of inspecting or making repairs to the same, monitoring Tenant’s compliance with the requirements and restrictions set forth in this Lease, and for the purpose of showing the Premises to prospective purchasers and mortgagees at all reasonable times and to prospective tenants within nine (9) months of the end of the Term provided that in connection with such entry, Tenant may provide procedures reasonably designed so as not to jeopardize Tenant’s trade secrets, proprietary technology or critical business operations, including accompaniment of all such persons by an employee of the Tenant. In case of an emergency, the Landlord shall make good faith efforts to notify the Tenant in person or by telephone prior to such entry, and in any event, the Landlord shall notify Tenant promptly after such entry.
Section 6.6  - Floor Load.
The Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry, and which is allowed by law. The Tenant’s machines and mechanical equipment shall be placed and maintained by the Tenant at the Tenant’s expense in settings sufficient to absorb or prevent vibration or noise that may be transmitted to the Building structure.
Section 6.7  - Personal Property Tax.
The Tenant shall pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed. Tenant shall have the right to contest the validity or amount of any such taxes by appropriate proceedings diligently conducted in good faith.

Section 6.8  - Assignment and Subleases.
The Tenant shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease, or sublet (which term, without limitation, shall include granting of concessions, licenses and the like) the whole or any part of the Premises without, in each instance, having first received the consent of the Landlord which consent shall not be unreasonably withheld, conditioned or delayed. Except as specifically permitted herein, any assignment or sublease made without such consent shall be void. The Landlord shall not be deemed to be unreasonable in withholding its consent to any proposed assignment or subletting by the Tenant based on any of the following factors:
(a) The business of the proposed occupant is not consistent with the image and character which the Landlord desires to promote for the Building.
(b) The proposed assignment, mortgage or pledge would in any way materially diminish Landlord’s rights with respect to the Premises.
(c) The proposed occupant is not sufficiently creditworthy in the reasonable opinion of Landlord based on a comparison of the creditworthiness of other similarly-situated companies in the same industry as the proposed occupant.
Notwithstanding anything to the contrary contained in this Section, Tenant shall have the right to assign or otherwise transfer this Lease or the Premises, or part of the Premises, without obtaining the prior consent of Landlord, (y) to its parent corporation, to a wholly owned subsidiary, to a corporation which is wholly owned by the same corporation which wholly owns Tenant, to an entity directly or indirectly controlling, controlled by or under common control with Tenant, any entity owning or controlling fifty percent (50%) or more of the outstanding voting interest of Tenant, or any entity of which Tenant owns or controls fifty percent (50%) or more of the voting interests, provided that (i) the transferee shall, prior to the effective date of the transfer, deliver to Landlord instruments evidencing such transfer and its agreement to assume and be bound by all the terms, conditions and covenants of this Lease to be performed by Tenant, all in form reasonably acceptable to Landlord, and (ii) at the time of such transfer there shall not be an uncured Event of Default under this Lease; or (z) to the purchaser of all or substantially all of its assets, any entity resulting from the merger or consolidation of Tenant, any successor entity resulting from a bona fide reorganization or Tenant, or to any entity into which the Tenant may be merged or consolidated (along with all or substantially all of its assets) (the “Acquiring Company”), provided that (i) the net assets of the Acquiring Company at the time of the transfer or merger shall not be less than Two Hundred Fifty Million Dollars ($250,000,000.00), (ii) the Acquiring Company continues to operate the business conducted in the Premises consistent with the Permitted Uses described in Exhibit A hereto, (iii) the Acquiring Company shall assume in writing, in form reasonably acceptable to Landlord, all of Tenant’s obligations under this Lease, (iv) Tenant shall provide to Landlord such additional information regarding the Acquiring Company as Landlord shall reasonably request, and (v) Tenant shall pay Landlord’s reasonable expenses incurred in connection therewith (up to a maximum amount of $5,000.00). The transfers described in this paragraph are referred to hereinafter as “Permitted Transfers.” Notwithstanding any other provision of this Lease, any public offering of shares or other ownership interest in Tenant or any private equity financing of Tenant by one or more investors who regularly invest in private companies shall not be deemed an assignment and shall not be subject to Landlord approval.
Whether or not the Landlord consents, or is required to consent, to any assignment or subletting, the Tenant named herein (to the extent that the Tenant continues to exist as a distinct entity separate and apart from the entity to which the Lease is assigned) shall remain fully and primarily liable for the obligations of the tenant hereunder, including, without limitation, the obligation to pay Annual Fixed Rent and Additional Rent provided under this Lease.
Landlord shall consent, or set forth in reasonable detail any reason for disapproval, within ten (10) business days of request and receipt of the information or items described in (z)(i) and (iii) above. In the event that Landlord fails to respond with ten (10) business days, Tenant shall send a second written notice requesting consent to Landlord, which states that Landlord’s failure to respond within five (5) business days after receipt of the second notice shall be deemed approval.
The Tenant shall give the Landlord notice of any proposed sublease or assignment, whether or not the Landlord’s consent is required hereunder, specifying the provisions of the proposed subletting or assignment, including (i) the name and address of the proposed subtenant or assignee, (ii) a copy of the proposed subtenant’s or assignee’s most recent annual financial statement, (iii) all of the material terms and provisions upon which the proposed subletting or assignment is to be made, and (iv) such other information concerning the proposed subletting or assignment and/or the proposed subtenant or assignee as Landlord shall reasonably request provided Landlord requests such other information with five (5) business days after receipt of Tenant’s request. The Tenant shall reimburse the Landlord promptly for reasonable legal and other expenses incurred by the Landlord in connection with any request by the Tenant for consent to any assignment or subletting, in the aggregate amount of up to $5,000.00. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anyone other than the Tenant, the Landlord may, at any time during the continuance of an Event of Default hereunder without cure, collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the prohibitions contained in this Section 6.8 or the acceptance of the assignee, sublessee or occupant as a tenant, or a release of the Tenant from the further performance by the Tenant of covenants on the part of the Tenant herein contained. After deducting reasonable and ordinary sublease transaction expenses which shall be limited to any broker’s commissions, architectural and engineering fees, alteration costs and allowances for the assignee or subtenant, and reasonable legal fees, the Tenant shall pay to the Landlord fifty percent (50%) of any amounts the Tenant receives from any subtenant or assignee as rent, additional rent or other forms of compensation or reimbursement other than those which are less than or equal to the then due and payable proportionate monthly share of Annual Fixed Rent, Additional Rent and all other monies due to Landlord pursuant to this Lease (allocable in the case of a sublease to that portion of the Premises being subleased). The consent by the Landlord to an assignment or subletting shall not be construed to relieve the Tenant from obtaining or waive or release the covenant in the Lease that Tenant obtain the express consent in writing of the Landlord to any further assignment or subletting.
Landlord may elect, prior to approving or disapproving any proposed assignment or sublease of more than fifty percent (50%) of the entire Premises for all or substantially all of the remaining Term, to repossess the portion of the Premises that was proposed to be subleased or assigned, provided that such repossession shall not take effect earlier than thirty (30) days after the proposal by Tenant of a proposed assignment or sublease of more than fifty percent (50%) of the entire Premises for all or substantially all of the remaining Term. Landlord shall, within ten (10) business days after Tenant’s request for consent, notify Tenant of Landlord’s exercise of its right to recapture such portion of the Premises in accordance with the terms of this Section. Landlord may thereafter lease such portion of the Premises in such a manner as the Landlord may in its sole discretion determine. In the event Landlord elects to repossess the Premises as provided above, then all of the Tenant’s rights and obligations hereunder with respect to such portion of the Premises shall cease and shall be of no further force and effect. The provisions of this paragraph shall not apply to Permitted Transfers. Notwithstanding anything herein to the contrary, Tenant shall be permitted to submit notice to Landlord of its intention to enter into an assignment or a sublease of more than fifty percent (50%) of the entire Premises for all or substantially all of the remaining Term, prior to naming a proposed assignee or subtenant, in which event Landlord shall, within forty-five (45) days thereafter, notify Tenant of Landlord's exercise of its right to recapture such portion of the Premises in accordance with the terms of this Section. If Landlord shall not exercise such right to recapture in the event of a proposed assignment of this Lease, or a sublet of more than fifty percent (50%) of the entire Premises for all or substantially all of the remaining Term, any recapture right shall be deemed waived with respect to such space in connection with a subsequent assignment or sublease of the same premises submitted to Landlord for consent within nine (9) months after the expiration of Landlord’s 45-day recapture election period; provided that any assignment or subletting shall in all events remain subject to Landlord’s reasonable approval as provided in this Section 6.8. For avoidance of doubt, if Landlord has waived its recapture right prior to Tenant naming a proposed assignee or subtenant, Landlord shall not have a right to recapture once the proposed assignee or subtenant has been identified and presented for Landlord’s approval.
ARTICLE VII
INDEMNITY AND INSURANCE
Section 7.1  - Indemnity.
(a) To the maximum extent this agreement may be made effective according to law and subject to the waivers set forth in Section 7.5 below, Tenant agrees to indemnify and save harmless Landlord and Landlord’s managing agent, beneficiaries, partners, subsidiaries, affiliates, officers, directors, agents, employees, and any Superior Lessor and Superior Mortgagee (the “Landlord Parties”) from and against all claims, loss, cost, damage or expense of whatever nature arising: (i) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in the Premises; (ii) from any accident, injury or damage occurring outside of the Premises but on the Property or at the Park where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant’s agents, employees or contractors; or (iii) in connection with the conduct or management of the Premises or of any business therein, or any thing or work whatsoever done, or any condition created (other than by Landlord) in the Premises; and, in any case, occurring after the date of this Lease until the end of the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Premises, provided that the foregoing indemnity shall not include any cost or damage arising from any act, omission or negligence of the Landlord, or the Landlord’s agents, employees or contractors.
(b) To the maximum extent this agreement may be made effective according to law and subject to the waivers set forth in Section 7.5 below, Landlord agrees to defend, indemnify and save harmless Tenant from and against all claims, loss, cost, damage or expense (including but not limited to reasonable attorneys’ fees) of whatever nature arising out of all acts, failures, omissions or negligence of Landlord, or its agents, employees, or contractors, except to the extent that such claims, loss, cost, damage or expense is due to the willful misconduct or act, omission or neglect of Tenant, its agents, contractors, employees, licensees, invitees or servants.
(c) The foregoing indemnities and hold harmless agreements shall include indemnity against reasonable attorneys’ fees and all other costs, expenses and liabilities incurred in connection with any such claim or proceeding brought thereon, and the defense thereof.
Section 7.2  - Liability Insurance.
Tenant agrees to maintain in full force from the date upon which the Tenant first enters the Premises for any reason, throughout the Term, and thereafter, so long as the Tenant is in occupancy of any part of the Premises, a policy of commercial general liability insurance under which the Landlord (and any individuals or entities affiliated with the Landlord, any ground lessor and any holder of a mortgage on the Property of whom the Tenant is notified by the Landlord) and the Tenant are named as additional insureds, and under which the insurer provides a contractual liability endorsement insuring against all cost, expense and liability arising out of or based upon any and all claims, accidents, injuries and damages described in Section 7.1, in the broadest form of such coverage from time to time available. Each such policy shall be noncancellable and nonamendable (to the extent that any proposed amendment reduces the limits or the scope of the insurance required in this Lease) with respect to the Landlord and such ground lessors and mortgagees without thirty (30) days’ prior notice to the Landlord and such ground lessors and mortgagees and at the election of the Landlord either a certificate of insurance or a duplicate original policy shall be delivered to the Landlord. The minimum limits of liability of such insurance as of the Commencement Date shall be Five Million Dollars ($5,000,000.00) in the aggregate for combined bodily injury (or death) and damage to property ($3,000,000.00 per occurrence), and from time to time during the Term such limits of liability shall be increased to reflect such higher limits as are customarily required pursuant to new leases of space in the Boston‑Cambridge area with respect to similar properties and uses.

Section 7.3  - Personal Property at Risk.
The Tenant agrees to maintain in full force at all times throughout the Term, policy(s) of all risk property damage insurance naming Landlord (and the Additional Named Insureds) and the Tenant as insureds as their interests may appear, covering all of Tenant’s leasehold improvements and alterations to the extent of their full replacement costs as updated from time to time during the Term.
The Tenant agrees that all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of the Tenant and of all persons claiming by, through or under the Tenant may be on the Premises or elsewhere in the Building or on the Property or parking facilities provided hereby, shall be at the sole risk and hazard of the Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by the Landlord, except that, subject to the waivers set forth in Section 7.5 below, the Landlord shall in no event be exonerated from any liability to the Tenant or to any person, for any injury, loss, damage or liability to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s agents, employees, or contractors.
Section 7.4  - Landlord’s Insurance.
The Landlord shall carry such casualty and liability insurance upon and with respect to operations at the Building, as may from time to time be deemed reasonably prudent by the Landlord or required by any mortgagee holding a mortgage thereon or any ground lessor of the Land, and in any event, insurance against loss by fire and the risks now covered by extended coverage endorsement No. 4 in an amount equal to the replacement value of the Building, exclusive of foundations, site preparation and other nonrecurring construction costs.
Section 7.5  - Waiver of Subrogation.
Any property insurance carried by either party with respect to the Building, Land, Premises, parking facilities or any property therein or occurrences thereon shall, without further request by either party, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss to property, including, without limitation, injury or loss to property caused by negligence of such other party, the loss from which is covered by insurance then being carried by them or which loss would have been covered had the party carried the insurance coverages and amounts required of them under this Lease to the extent of the limits of insurance carried with respect thereto, less the amount of any deductible. Any deductibles and such self-insured retentions shall be deemed to be “insurance” for purposes of this waiver.
ARTICLE VIII

CASUALTY AND EMINENT DOMAIN
Section 8.1  - Restoration Following Casualties.
If, during the Term, the Building or the Premises shall be damaged by fire or casualty, subject to termination rights of the Landlord and the Tenant provided below in this Article 8, the Landlord shall proceed promptly to exercise diligent efforts to restore, or cause to be restored, the Building to substantially the condition thereof just prior to time of such damage (exclusive of improvements, alterations and property required to be insured by Tenant under this Lease), but the Landlord shall not be responsible for delay in such restoration which may result from External Causes or due to any acts or omissions of Tenant or any of Tenant’s agents, employees or contractors. Provided that the Landlord complies with its obligations to carry casualty insurance in accordance with Section 7.4, the Landlord shall have no obligation to expend in the reconstruction of the Building more than the sum of the amount of any deductible and the actual amount of insurance proceeds made available to the Landlord by its insurer, and any additional costs associated with changes to the Premises desired by the Tenant and permitted by Article 4 shall be paid by the Tenant in the manner reasonably required by the Landlord. Any restoration of the Building or the Premises shall be altered to the extent necessary to comply with then current and applicable laws and codes. The Landlord shall, as soon as possible after any casualty, but in any event no later than sixty (60) days after such casualty, provide to the Tenant a reasonable written estimate (“Contractor’s Estimate”) from a reputable construction or design professional as to the time frame within which the Landlord will be able to repair the casualty damage and the cost of repairing such damage.
Section 8.2  - Landlord’s Termination Election.
If the Landlord reasonably determines, based upon the Contractor’s Estimate, that (a) the amount of insurance proceeds available to the Landlord is insufficient to cover the cost of restoring the Building by more than the amount of any deductible, or (b) the Landlord will be unable to restore the Building within nine (9) months from the date of such casualty, then the Landlord may terminate this Lease by giving notice to the Tenant. Any such termination shall be effective on the date designated in such notice from the Landlord, but in any event not later than sixty (60) days after such notice, and if no date is specified, effective upon the delivery of such notice. Failure by the Landlord to give the Tenant notice of termination within sixty (60) days following the occurrence of the casualty shall constitute the Landlord’s agreement to restore the Building as contemplated in Section 8.1.
Section 8.3  - Tenant’s Termination Election.
If, based upon the Contractor’s Estimate, the time period for repairing any casualty damage will exceed nine (9) months after the date of any casualty, then the Tenant shall have the right, exercisable by written notice given on or before the date thirty (30) days after the Landlord gives to the Tenant the Contractor’s Estimate, to terminate this Lease.
If neither the Landlord nor the Tenant exercise their termination rights, but the Landlord has failed to restore the Building within the sixty (60) days following the expiration of the period of restoration set forth in the Contractor’s Estimate, such period to be subject, however, to extension where the delay in completion of such work is due to External Causes or delays caused by Tenant but in no event beyond an additional two (2) months of extension for External Causes), the Tenant shall have the right to terminate this Lease at any time after the expiration of such period (in either case, as extended by delay due to External Causes or Tenant caused delays as aforesaid) until the restoration is substantially completed, such termination to take effect thirty (30) days following Landlord’s receipt of Tenant’s notice unless such restoration is completed prior to such termination date. However, if the Landlord has been diligently prosecuting the repair of all casualty and damage, and if the Landlord reasonably determines at any time, and from time to time, during the restoration, based upon certification by its architect or other design professional, that such restoration will not be able to be completed before the deadline date after which the Tenant may terminate this Lease under this Section 8.3, and the Landlord specifies in a notice to Tenant to such effect a later date that the Landlord estimates will be the date upon which such restoration will be completed, then the Tenant may terminate this Lease within thirty (30) days of the Landlord’s notice as aforesaid, failing which the deadline date shall be extended to the date set forth in Landlord’s notice (as extended by delay due to External Causes as aforesaid). The Landlord shall exercise reasonable efforts to keep the Tenant advised of the status of restoration work from time to time, and promptly following any request for information during the course of the performance of the restoration work.
Section 8.4  - Casualty at Expiration of Lease.
If the Premises shall be damaged by fire or casualty in such a manner that the Premises cannot, in the ordinary course, reasonably be expected to be repaired within one hundred twenty (120) days from the commencement of repair work and such casualty or damage occurs within the last eighteen (18) months of the Term (as the same may have been extended prior to such casualty or damage), either party shall have the right, by giving notice to the other not later than sixty (60) days after such casualty or damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such casualty.
Section 8.5  - Eminent Domain.
Except as hereinafter provided, if the Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for continued occupancy for the purposes contemplated under this Lease, shall be taken by condemnation or right of eminent domain, the Landlord and the Tenant shall each have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after receipt by the Tenant of notice of the effective date of such taking. If so much of the Building shall be so taken that the Landlord reasonably determines, in good faith, that it would be necessary to substantially alter the Building so that a rebuilt Building will not be substantially similar to the Building before such taking, the Landlord shall have the right to terminate this Lease by giving notice to the Tenant of the Landlord’s desire to do so not later than thirty (30) days after the effective date of such taking.
Should any part of the Premises be so taken or condemned during the Term, and should this Lease be not terminated in accordance with the foregoing provisions, the Landlord agrees to use reasonable efforts to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable, subject, however, to applicable laws and codes then in existence. The Landlord shall have no obligation to expend in the aforesaid restoration more than the proceeds of any award received in any condemnation or eminent domain proceeding, or any sum paid in lieu thereof.
Section 8.6  - Rent After Casualty or Taking.
If the Premises shall be damaged by fire or other casualty, until the Lease is terminated or the Premises is restored, the Annual Fixed Rent and Additional Rent shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by the Tenant. In the event of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Fixed Rent and applicable Additional Rent shall be abated for the remainder of the Term.
Section 8.7 Temporary Taking.
In the event of any taking of the Premises or any part thereof for a temporary use not in excess of twelve (12) months, (i) this Lease shall be and remain unaffected thereby and Annual Fixed Rent and Additional Rent shall not abate, and (ii) the Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term.
Section 8.8 Taking Award.
Except as otherwise provided in Section 8.7, the Landlord shall have and hereby reserves and accepts, and the Tenant hereby grants and assigns to the Landlord, all rights to recover for damages to the Building and the Land, and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, the Tenant hereby grants and assigns to the Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent the Tenant from prosecuting in any condemnation proceedings a separate claim for relocation expenses and Tenant’s personal property.

ARTICLE IX
DEFAULT
Section 9.1  - Tenant’s Default.
Each of the following shall constitute an “Event of Default”:
(a) Failure on the part of the Tenant to pay the Annual Fixed Rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable, if such condition continues for five (5) business days after written notice that the same are due; provided, however if Tenant shall fail to pay any of the foregoing (after receipt by Tenant of written notice from Landlord) when due two (2) times in any period of twelve (12) consecutive months, then Landlord shall not be required to give notice to Tenant of any future failure to pay during the remainder of the Term and any extension thereof, and such failure shall thereafter constitute an Event of Default if not cured within five (5) business days after the same are due.
(b) Failure on the part of the Tenant to perform or observe any other term or condition contained in this Lease if the Tenant shall not cure such failure within thirty (30) days after written notice from the Landlord to the Tenant thereof, provided that in the case of breaches that are not reasonably susceptible to cure within thirty (30) days through the exercise of due diligence, then so long as the Tenant commences such cure within thirty (30) days, and the Tenant diligently pursues such cure to completion, such breach shall not be deemed to create an Event of Default.
(c) The taking of the estate hereby created on execution or by other process of law; or a judicial declaration that the Tenant, or any guarantor of this Lease, is bankrupt or insolvent according to law; or any assignment of the property of the Tenant, or any guarantor of this Lease, for the benefit of creditors; or the appointment of a receiver, guardian, conservator, trustee in bankruptcy or other similar officer to take charge of all or any substantial part of the property of Tenant, or any guarantor of this Lease, by a court of competent jurisdiction, which officer is not dismissed or removed within ninety (90) days; or the filing of an involuntary petition against the Tenant, or any guarantor of this Lease, under any provisions of the bankruptcy act now or hereafter enacted if the same is not dismissed within ninety (90) days; the filing by the Tenant, or any guarantor of this Lease, of any voluntary petition for relief under provisions of any bankruptcy law now or hereafter enacted.
If an Event of Default shall occur, then, in any such case, whether or not the Term shall have begun, Landlord and its agents lawfully may, in addition to any remedies for any preceding Event of Default and any remedies otherwise available at law or equity, immediately or at any time thereafter without further demand or notice in accordance with process of law, enter upon any part of the Premises in the name of the whole or mail or deliver a notice of termination of the Term of this Lease addressed to Tenant at the Premises or any other address herein, and thereby terminate the Term and repossess the Premises as of Landlord’s former estate. At Landlord’s election such notice of termination may be included in any notice of default. Upon such entry or mailing the Term shall terminate, all executory rights of Tenant and all obligations of Landlord will immediately cease, and Landlord may expel Tenant and all persons claiming under Tenant and remove their effects without any trespass and without prejudice to any remedies for arrears of rent or prior breach; and Tenant waives all statutory and equitable rights to its leasehold (including rights in the nature of further cure or redemption, if any to the extent such rights may be waived). If Landlord engages attorneys in connection with any failure to perform by Tenant hereunder, Tenant shall reimburse Landlord for the reasonable fees of such attorneys on demand as Additional Rent. Without implying that other provisions do not survive, the provisions of this Article shall survive the Term or earlier termination of this Lease.
Section 9.2  - Damages.

In the event that this Lease is terminated, the Tenant covenants to pay to the Landlord punctually all the sums (“Periodic Payments”) and perform all the obligations which the Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated, and all of the Landlord’s expenses in connection with reletting the Premises including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting. However, the Landlord may elect, at any time, to demand that Tenant pay to Landlord in lieu of any further obligations to make Periodic Payments, and payments on account of the Landlord’s reletting costs thereafter accruing, as compensation, an amount (the “Lump Sum Payment”) equal to the excess, if any, of the discounted present value of the total rent reserved for the then remainder of the Term over the then discounted present fair rental value of the Premises for the then remainder of the Term. The discount rate for calculating such sum under the preceding clause (x) shall be the then current rate of United States Treasury securities having a maturity date as close as possible to the end of the Term (had the Lease not been terminated). In calculating the rent reserved, there shall be included, in addition to the Annual Fixed Rent and all Additional Rent, the value of all other considerations agreed to be paid or performed by the Tenant over the remainder of the Term. Should the parties be unable to agree on a fair rental value for the purposes of determining the Lump Sum Payment under clause (x), above, the matter shall be submitted, upon the demand of either party, to the Boston office of the American Arbitration Association, with a request for arbitration in accordance with the rules of the Association by a single arbitrator who shall be real estate broker with at least ten years’ experience marketing major office and laboratory projects in the Boston, Massachusetts area. The parties agree that a decision of the arbitrator shall be conclusive and binding upon them.
In calculating the Periodic Payments to be made by the Tenant under the foregoing covenant, the Tenant shall be credited with the net proceeds of any rent obtained by reletting the Premises, after deducting all the Landlord’s expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, provided that Tenant shall never be entitled to receive any portion of the re-letting proceeds, even if the same exceed the rent originally due hereunder but Tenant shall be credited with such excess amount to offset its obligation to Landlord. The Landlord may (i) relet the Premises, or any part or parts thereof, for a term or terms which may, at the Landlord’s option, exceed or be equal to or less than the period which would otherwise have constituted the balance of the Term, and may grant such concessions and free rent as the Landlord in its reasonable commercial judgment considers advisable or necessary to relet the same, (ii) make such alterations, repairs and improvements in the Premises as the Landlord in its reasonable commercial judgment considers advisable or necessary to relet the same, and (iii) any obligation to relet imposed by law shall be subject to the reasonable requirements of Landlord to lease to high quality tenants on such terms (based on then-market standards) as Landlord may from time to time deem appropriate and to develop the Building and Park in a harmonious manner with an appropriate mix of uses, tenants, floor areas and terms of tenancies, and the like, and Landlord shall not be obligated to relet the Premises to any party to whom Landlord or its affiliate may desire to lease other available space in the Park. No action of the Landlord in accordance with foregoing or failure to relet or to collect rent under reletting shall operate to release or reduce the Tenant’s liability. The Landlord shall be entitled to seek to rent other properties of the Landlord prior to reletting the Premises without being in breach of any obligation to the Tenant.
Section 9.3  - Cumulative Rights.
The specific remedies to which either party may resort under the terms of this Lease are cumulative and, except as expressly set forth herein, are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by the other party of any provisions of this Lease. In addition to the other remedies provided in this Lease, each party shall be entitled to seek the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions. Nothing contained in this Lease shall limit or prejudice the right of the Landlord to prove for and obtain in proceedings for bankruptcy, insolvency or like proceedings by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.
Section 9.4  - Landlord’s Self‑help.
If there shall be an Event of Default, or if emergency circumstances should exist where, upon the giving of notice or passage of time, such circumstances would constitute an Event of Default, then the Landlord shall have the right, but not the obligation, after the giving by the Landlord of notice thereof to the Tenant (except in case of emergency circumstances in which case no prior notice need be given), to perform such obligation. In the event the Landlord exercises its rights under this Section 9.4 in case of emergency, the Landlord shall notify the Tenant as soon as reasonably possible after the taking of such action. The Landlord may exercise its rights under this Section without waiving any other of its rights or releasing the Tenant from any of its obligations under this Lease. The Tenant shall be liable to the Landlord for all of the Landlord’s reasonable costs associated with effecting such cure.
Section 9.5  - Enforcement Expenses; Litigation.
Each party hereto shall promptly reimburse the other for all costs and expenses, including without limitation reasonable legal fees, incurred by such party in exercising and enforcing its rights under this Lease following the other party’s failure to comply with its obligations hereunder, whether or not such failure constitutes an Event of Default pursuant to Sections 9.1 or 9.7 hereof.
If either party hereto, without fault, is made or becomes a party to any litigation commenced by or against the other party by or against a third party, or incurs costs or expenses related to such litigation, involving any part of the Property and the enforcement of any of the rights, obligations or remedies of such party without fault, then the party becoming involved in any such litigation because of a claim against such other party hereto shall receive from such other party hereto all costs and reasonable attorneys’ fees incurred by such party in such litigation. Landlord shall pay all reasonable attorney’s fees incurred by Tenant in connection with any legal action concerning an alleged breach of this Lease by Landlord to the extent that Tenant is the prevailing party. Tenant shall pay all reasonable attorney’s fees incurred by Landlord in connection with any legal action concerning an alleged breach of this Lease by Tenant to the extent that Landlord is the prevailing party.
LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION TO WHICH THEY ARE PARTIES UNDER THIS LEASE.
Section 9.6  - Interest on Overdue Payments.
Any Annual Fixed Rent and Additional Rent not paid within any applicable grace period shall bear interest from the date due to the Landlord until paid at the variable rate (the “Default Interest Rate”) equal to the higher of (i) the rate at which interest accrues on amounts not paid when due under the terms of the Landlord’s financing for the Building, as from time to time in effect, and (ii) one and one‑half percent (1.5%) per month.
Section 9.7  - Landlord’s Right to Notice and Cure.
The Landlord shall in no event be in default in the performance of any of the Landlord’s obligations hereunder unless and until the Landlord shall have failed to perform such obligations within thirty (30) days after notice by the Tenant to the Landlord expressly specifying wherein the Landlord has failed to perform any such obligation, provided that in the case of breaches of obligations under this Lease which are susceptible to cure but cannot be cured within thirty (30) days through the exercise of due diligence, so long as the Landlord commences such cure within thirty (30) days, such breach remains susceptible to cure, and the Landlord diligently pursues such cure, such breach shall not be deemed an event of default under this Agreement. In the event of a breach or default of this Agreement by the Landlord, Tenant shall be afforded any and all rights and remedies afforded at law or inequity.
ARTICLE X
MORTGAGEES’ AND GROUND LESSORS’ RIGHTS
Section 10.1  - Subordination.
At the election of the holder of any mortgage (which term for the purpose of this Article shall include a “deed of trust,” “ground lease,” or similar financing encumbrance) encumbering the Landlord’s interest in the Property, this Lease shall be subject and subordinate to the lien of any mortgages thereon, so that the rights of any such mortgagee shall be superior to all rights hereby or hereafter vested in the Tenant, subject however to Section 10.5 hereof, provided, that with respect to any future mortgage or ground lease, such future mortgagee or ground lessor shall have entered into a commercially reasonable subordination non-disturbance and attornment agreement with Tenant. Landlord represents and warrants that as of the Commencement Date, the sole holder of any mortgage on the Property is Citi Real Estate Funding, Inc., Barclays Capital Real Estate, Inc., Bank of America, N.A., and Great American Capital Corporation, and the sole holder of any ground lease on the Property is The Massachusetts Institute of

Technology. The forms of subordination, non-disturbance and attornment agreement attached hereto as Exhibit G and Exhibit H, are acceptable to Tenant in connection with any mortgage or ground lease, as applicable, to which this Lease shall be subordinated. Landlord shall use commercially reasonable efforts to provide Tenant with the subordination, non-disturbance and attornment agreements from the current mortgagee and current ground lessor, respectively, in the forms attached to this Lease as Exhibit G and Exhibit H.
Section 10.2  - Attornment; Prepayment of Rent not to Bind Mortgagee.
In the event any holder shall succeed to the interest of Landlord, the Tenant shall, and does hereby agree to attorn to such holder and to recognize such holder as its Landlord and Tenant shall promptly execute and deliver any instrument that such holder may reasonably request to evidence such attornment. Upon such attornment, the holder shall not be: (i) liable in any way to the Tenant for any act or omission, neglect or default on the part of Landlord under this Lease; (ii) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord; (iii) bound by any modification of this Lease subsequent to such mortgage entered into without such holder’s consent or by any previous prepayment of regularly scheduled monthly installments of Annual Fixed Rent or more than (1) month, which was not approved in writing by the holder; (iv) liable to the Tenant beyond the holder’s interest in the Property; or (v) liable for any portion of a security deposit not actually received by the holder. The covenant and agreement contained in this Lease with respect to the rights, powers and benefits of any such holder constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry of foreclosure assumes the obligations herein set forth with respect to such holder; every such holder is hereby constituted a party to this Lease and an obligee hereunder to the same extent as though its name was written hereon as such; and such holder shall at its written election be entitled to enforce such provisions in its own name. No Annual Fixed Rent, Additional Rent (other than estimated monthly payments on account of Additional Rent which the Tenant is required to pay pursuant to the provisions of this Lease), or any other charge payable to the Landlord shall be paid more than thirty (30) days prior to the due date thereof under the terms of this Lease and payments made in violation of this provision shall, except to the extent that such payments are actually received by a mortgagee (which term shall for the purpose of this Lease include a “trustee,” “ground lessor” or similar holder of a financing encumbrance) be a nullity as against any of Landlord’s mortgagees and the Tenant shall be liable for the amount of such payments to such mortgagee.
Section 10.3  - Tenant’s Duty to Notify Mortgagee: Mortgagee’s Ability to Cure.
The Tenant hereby agrees that, if the Tenant provides the Landlord with any notice of default or claimed default on the part of the Landlord under the Lease, the Tenant shall concurrently therewith send a copy of such notice to the holder of any mortgage of whom the Tenant has been given prior written notice together with its address. In such event, the mortgagee shall be permitted (but not obligated) to cure any such default within the cure period provided to Landlord and any additional period to which such mortgagee shall be entitled pursuant to this Section 10.3. No act or failure to act on the part of the Landlord which would entitle the Tenant under the terms of this Lease, or by law, to be relieved of the Tenant’s obligations to pay Annual Fixed Rent or Additional Rent hereunder or to terminate this Lease, shall result in a release or termination of such obligations of the Tenant or a termination of this Lease unless (i) the Tenant shall have first given written notice of the Landlord’s act or failure to act to any mortgagee of whom Tenant has been given prior notice, specifying the act or failure to act on the part of the Landlord which would give basis to the Tenant’s rights; and (ii) no such mortgagee, after receipt of such notice, shall have corrected or cured the condition complained of within the period provided for Landlord’s cure, plus a reasonable period thereafter not to exceed thirty (30) days.
Section 10.4  - Estoppel Certificates.
The Tenant shall from time to time, upon not less than fifteen (15) days’ prior written request by the Landlord, execute, acknowledge and deliver to the Landlord a statement in writing certifying to the Landlord or an independent third party, with a true and correct copy of this Lease attached thereto, together with all amendments thereto, to the extent such statements continue to be true and accurate, (i) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications); (ii) that the Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and to perform its other covenants under this Lease (or if there are any defenses, offsets, or counterclaims, setting them forth in reasonable detail); (iii) that there are no known uncured defaults of the Landlord or the Tenant under this Lease (or if there are known defaults, setting them forth in reasonable detail); (iv) the dates to which the Annual Fixed Rent, Additional Rent and other charges have been paid; (v) the Commencement Date and that the Tenant has accepted, and is in full possession of the Premises, including all improvements, additions and alterations thereto required to be made by Landlord under the Lease (except to the extent stated); (vi) that the Landlord has satisfactorily complied with all of the requirements and conditions precedent to the occurrence of the Commencement Date (except to the extent stated); (vii) that the Tenant has been in occupancy since the Commencement Date and paying rent since the specified dates (except to the extent stated); (viii) that no monetary or other considerations, including, but not limited to, rental concessions for Landlord, special tenant improvements or Landlord’s assumption of prior lease obligations of Tenant have been granted to Tenant by Landlord for entering into Lease (except as set forth in this Lease or as otherwise specified in such estoppel); (ix) that the Tenant has no notice of a prior assignment, hypothecation, or pledge of rents or of the Lease (except to the extent stated); (x) that the Lease represents the entire agreement between Landlord and Tenant; (xi) that any notice to Tenant may be given it by certified or registered mail, return receipt requested, or delivered, at the Premises, or at another address specified; and (xii) such factual other matters with respect to the Tenant and this Lease as the Landlord may reasonably request. Any statement delivered pursuant to this Section may be relied upon by any prospective purchaser, mortgagee, trustee or ground lessor of the Premises or any interest therein, and shall be binding on the Tenant.
Landlord shall from time to time, upon not less than fifteen (15) days’ prior written request by the Tenant, execute, acknowledge and deliver to the Tenant a statement in writing certifying to the Tenant or an independent third party, with a true and correct copy of this Lease attached thereto, to the extent such statements continue to be true and accurate (i) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications); (ii) that the Landlord has no knowledge of any defenses, offsets or counterclaims against its obligations to perform its covenants under this Lease (or if there are any defenses, offsets, or counterclaims, setting them forth in reasonable detail); (iii) that there are no known uncured defaults of the Tenant or the Landlord under this Lease (or if there are known defaults, setting them forth in reasonable detail); (iv) the dates to which the Annual Fixed Rent, Additional Rent and other charges have been paid; (v) the Commencement Date and that the Tenant is in full possession of the Premises; (vi) that Landlord has no notice of a prior assignment of the Lease or sublease of space therein; (vii) that the Lease represents the entire agreement between Landlord and Tenant; (viii) that any notice to Landlord may be given if by certified or registered mail, return receipt requested, or delivered to the Landlord’s address set forth in Section 1.2 of this Lease, or at another address specified; and (xii) such other factual matters with respect to the Tenant and this Lease as the Tenant may reasonably request. Any statement delivered pursuant to this Section may be relied upon by any prospective lender of Tenant, any prospective assignee or subtenant of Tenant or any prospective purchaser of Tenant or Tenant’s assets, and shall be binding on the Landlord.
Section 10.5 Assignment of Rents.
With reference to any assignment by the Landlord of the Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or a ground lessor on property which includes the Premises, the Tenant agrees;
(a) That the execution thereof by the Landlord, and the acceptance thereof by the holder of such mortgage or ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of the Landlord hereunder, unless such holder or ground lessor shall, by notice sent to the Tenant, specifically make such election; and
(b) That, except as aforesaid, such holder or ground lessor shall be treated as having assumed the Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage or the taking of possession of the Property, or, in the case of a ground lessor, the termination of the ground lease
ARTICLE XI
MISCELLANEOUS
Section 11.1  - Notice of Lease.The Tenant agrees not to record this Lease, but upon request of either party, both parties shall execute and deliver a memorandum of this Lease in form appropriate for recording or registration, an instrument acknowledging the Commencement Date of the Term, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.
Section 11.2  - Notices.

Whenever any notice, approval, consent, request, election, offer or acceptance is given or made pursuant to this Lease, it shall be in writing. Communications and payments shall be addressed, if to the Landlord, at the Landlord’s Address for Notices as set forth in Section 1.2 or at such other address as may have been specified by prior notice to the Tenant; and if to the Tenant, at the Tenant’s Notice Address with a copy to Attn: Stuart A. Offner, Esq., Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, or at such other place as may have been specified by prior notice to the Landlord. Any communication so addressed shall be deemed duly given on the earlier of (i) the date received, or (ii) on the next business day if sent by a nationally recognized overnight courier service. If the Landlord by notice to the Tenant at any time designates some other person to receive payments or notices, all payments or notices thereafter by the Tenant shall be paid or given to the agent designated until notice to the contrary is received by the Tenant from the Landlord. Notices to either party under this Lease may be given by legal counsel to such party.
Section 11.3  - Successors and Limitation on Liability on the Landlord.
The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successor Landlord shall be liable only for obligations accruing during the period of its ownership. Neither the Tenant, nor anyone claiming by, under or through the Tenant, shall be entitled to obtain any judgment in enforcing the terms and conditions of this Lease creating personal liability on the part of the Landlord or enforcing any obligations of the Landlord against any assets of the Landlord other than its interest in the Property, and proceeds therefrom and, without limitation of the foregoing, in no event shall any personal liability arise on the part of any of the Landlord’s officers, employees, directors or shareholders. Likewise, no personal liability shall arise on the part of the Tenant’s officers, employees, directors or shareholders, as this Lease shall create liability on the part of the Tenant and not personal liability on the part of such officers, employees, directors or shareholders.
Section 11.4  - Waivers by the Landlord.
The failure of the Landlord or the Tenant to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by the Landlord of Annual Fixed Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by the Landlord or the Tenant, as the case may be, unless such waiver be in writing signed by the Landlord or the Tenant, as the case may be. No consent or waiver, express or implied, by the Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.
Section 11.5  - Acceptance of Partial Payments of Rent.

No acceptance by either party of a lesser sum than the amount then due to such party shall be deemed to be other than a partial installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and either party may accept such check or payment without prejudice to the other party’s right to recover the balance of such installment or pursue any other remedy in this Lease provided. The delivery of keys to any employee of the Landlord or to the Landlord’s agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.
Section 11.6  - Interpretation and Partial Invalidity.
If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law. The titles of the Articles are for convenience only and not to be considered in construing this Lease. This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter.
Section 11.7  - Quiet Enjoyment.
So long as the Tenant pays Annual Fixed Rent and Additional Rent, performs all other Tenant covenants of this Lease and observes all conditions hereof, the Tenant shall peaceably and quietly have, hold and enjoy the Premises free of any claims by, through or under, or superior to, the Landlord including, without limitation, any ground lessor, mortgagee, or manager of the Property.
Section 11.8  - Brokerage.
Jones Lang LaSalle New England LLC and CBRE (the “Brokers”) shall be the only brokerage firms recognized in connection with this Lease transaction, and Landlord shall pay Brokers a brokerage fee under the terms of a separate agreement. Each party represents and warrants to the other that it has had no dealings with any broker or agent other than the Brokers in connection with this Lease and shall indemnify and hold harmless the other from claims for any brokerage commission by any other broker or agent claiming same by, through or under the indemnifying party.
Section 11.9  - Surrender of Premises and Holding Over.
The Tenant shall surrender possession of the Premises on the last day of the Term and the Tenant waives the right to any notice of termination or notice to quit at the end of the Term. The Tenant covenants that upon the expiration or sooner termination of this Lease, it shall, without notice, deliver up and surrender possession of the Premises broom clean and in the same condition in which the Tenant has agreed to keep the same during the continuance of this Lease and in accordance with the terms hereof, normal wear and tear and damage by fire or other casualty excepted, first removing therefrom all personal property of the Tenant (including the Removable Equipment) and any alterations or additions required to be removed pursuant to Section 4.2 of this Lease, and repairing all damage caused by such removal. Upon the expiration of this Lease or if the Premises should be abandoned by the Tenant, or this Lease should terminate for any cause, and at the time of such expiration, vacation, abandonment or termination, the Tenant or Tenant’s agents, subtenants or any other person should leave any property of any kind or character on or in the Premises after having vacated the Premises, the fact of such leaving of property on or in the Premises shall be conclusive evidence of intent by the Tenant, and individuals and entities deriving their rights through the Tenant, to abandon such property so left in or upon the Premises, and such leaving shall constitute abandonment of the property. Landlord shall have the right and authority without notice to the Tenant or anyone else, to remove and destroy, or to sell or authorize disposal of such property, or any part thereof, without being in any way liable to the Tenant therefor and the proceeds thereof shall belong to the Landlord as compensation for the removal and disposition of such property.
If the Tenant fails to surrender possession of the Premises upon the expiration or sooner termination of this Lease, then Tenant shall be deemed a tenant at sufferance only and Tenant shall pay to Landlord, as rent for any period after the expiration or sooner termination of this Lease, an amount equal to 150% of the Annual Fixed Rent and all Additional Rent payable under this Lease immediately prior to such holding over for each month or partial month of such holding over. Acceptance by the Landlord of such payments shall not constitute a consent to a holdover hereunder or result in a renewal or extension of the Tenant’s rights of occupancy. Such payments shall be in addition to and shall not affect or limit the Landlord’s right of re-entry, Landlord’s right to collect such damages as may be available at law, or any other rights of the Landlord under this Lease or as provided by law.
Section 11.10 Financial Reporting.
Tenant shall from time to time (but at least annually) on the anniversary of the Lease provide Landlord with financial statements of Tenant, together with related statements of Tenant’s or its parent’s operations for the most recent fiscal year then ended, certified to Landlord by an independent certified public accounting firm. If Tenant or its parent is a public company, in lieu of such certification, Landlord may refer to Tenant’s or its parent’s website for such information.
Section 11.11  - Ground Lease.
This Lease shall in all respects be subject to the ground lease between the Landlord as lessee and the Massachusetts Institute of Technology (“MIT”) as lessor dated as of June 28, 1988, as the same may be amended from time to time (as so amended, the “Ground Lease”), provided that, simultaneously with the execution hereof, MIT and Tenant shall execute a recognition, non-disturbance and attornment agreement in the form attached hereto as Exhibit G (the “NDA’’).
Section 11.12  - Protection of REIT Status.

In the event that Landlord determines that any of the financial obligations of Tenant to Landlord as set forth in this Lease might (a) fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) or “Impermissible Tenant Services” under REIT rules, or (b) otherwise jeopardize the status of any of Landlord’s affiliates, including Forest City Realty Trust, Inc. or Brookfield Properties, Inc., as a “real estate investment trust” (“REIT”) within the meaning of Section 856 of the Code, then, at Landlord's option, Landlord may, in its sole discretion, assign any of its rights and obligations under this Lease to a designee chosen by Landlord for such purpose (which, in each case, shall be an affiliate of Landlord), or cause one or more such designees (which, in each case, shall be an affiliate of Landlord) to perform such activities to the extent required to maintain such status as a REIT, provided, however, that any assignment permitted pursuant to this Section shall not increase Tenant’s obligations nor decrease Tenant’s rights in this Lease, and shall not result in the imposition of any additional charge or expense upon Tenant.
Section 11.13  - OFAC.
Tenant represents, warrants and covenants to Landlord that (1) neither Tenant nor any of its partners, members, principal stockholders or any other constituent entity either in control of the operation or management of Tenant or having a controlling financial interest in Tenant has been or will be designated or named as a terrorist, “Specifically Designated and Blocked Person,” or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11 sdn.pdf or at any replacement website or other replacement official publication of such list (such list, or any such replacement official publication of such list, the “OFAC List”)), or by any Executive Order or the United States Treasury Department; and (1)Tenant has not engaged, and will not engage, in this transaction, directly or indirectly, on behalf of, or instigating or facilitating, and will not instigate or facilitate, this transaction, directly or indirectly, on behalf of, any such person, group, entity or nation. A breach of any Tenant representation, warranty and covenant contained in this Section shall be an immediate and material Event of Default of Tenant under this Lease without notice or cure rights. Tenant hereby agrees to defend, indemnify and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorneys’ fees and costs) arising from or related to Tenant’s breach of any of the foregoing representations, warranties and/or covenants.
Section 11.14  - Cambridge Employment Plan.
The Tenant agrees to sign an agreement with the Employment and Training Agency designated by the City Manager of the City of Cambridge as provided in subsections (a) - (g) of Section 24-4 of Ordinance Number 1005 of the City of Cambridge, adopted April 23, 1984.
Section 11.15  - Parking and Transportation Demand Management.
Tenant covenants and agrees to work cooperatively with Landlord to develop a parking and transportation demand management (“PTDM”) program that comprises part of a comprehensive PTDM for the Park. In connection therewith, the use of single occupant vehicle commuting will be discouraged and the use of alternative modes of transportation and/or alternative work hours will be promoted. Without limitation of the foregoing, Tenant agrees that its PTDM program (and Tenant will require in any sublease or occupancy agreement permitting occupancy in the Premises that such occupant’s PTDM program) will include offering a subsidized MBTA transit pass, either constituting a full subsidy or a subsidy in an amount equal to the maximum deductible amount therefore allowed under the federal tax code, to any employee working in the Premises requesting one. Tenant agrees to comply with the traffic mitigation measures required by the City of Cambridge, and Tenant shall otherwise comply with all legal requirements of the City of Cambridge pertaining thereto.

IN WITNESS WHEREOF, this Lease has been executed and delivered as of the date first above written as a sealed instrument.
LANDLORD:

THIRTY‑EIGHT SIDNEY STREET LLC

By: /s/ Michael Farley

Name: Michael Farley
Title: Senior Vice President

TENANT:

AGIOS PHARMACEUTICALS, INC., a Delaware corporation

By:  /s/ Andrew Hirsch
Name: Andrew Hirsch
Title: Chief Financial Officer

EXHIBIT A
Basic Lease Terms

A-1

Premises:	The area depicted on Exhibit B-1, comprising 12,995 rentable square feet on a portion of the third (3rd) floor of the Building.
Building:	The building located at 38 Sidney Street (the “Building”) in Cambridge, Massachusetts
Commencement Date:	The date that Landlord delivers possession of the Premises to Tenant vacant and free of all occupants and Landlord provides Tenant with a decommissioning closure report from a certified industrial hygienist that the Premises has been decommissioned in accordance with applicable ordinances of the City of Cambridge. Landlord estimates that the Commencement Date will occur on May 1, 2019.
Rent Commencement Date:	The Rent Commencement Date shall be the date which is the earlier of (i) the date which is one hundred twenty (120) days following the Commencement Date, or (ii) the date on which Tenant actually occupies any portion of the Premises for the conduct of its business therein.
Term:	The period commencing on the Commencement Date and expiring on February 29, 2028.
Annual Fixed Rent for the Term:	$70.00 per rentable square foot, as adjusted in accordance with the terms of Section 3.1 of the Lease. Beginning with the second Lease Year, and on each subsequent anniversary thereafter, Annual Fixed Rent for the Premises shall increase to an amount equal to one hundred three percent (103%) of the Annual Fixed Rent immediately preceding such anniversary.
Tenant’s Address for Notices:	88 Sidney Street, Cambridge, Massachusetts 02139 With copy to:
Parking Privileges:	Commencing on the Rent Commencement Date and continuing through the Term, Tenant shall be entitled to use and shall pay for 1.5 parking passes per 1,000 rsf (which shall initially be equal to twenty (20) parking passes) in accordance with Section 2.4 of the Lease. Subject to availability, Tenant shall have the right to subscribe for additional parking spaces from Landlord; such lease for additional parking spaces shall be on a month-to-month basis at the then-prevailing fair market value for such parking passes.
Permitted Uses:	General business and administrative offices and customary accessory uses supporting the foregoing, as set forth in Section 6.1 of the Lease.
Tenant Improvements Allowance:	$974,625.00
Total Rentable Floor Area of Building:	122,554 rsf

A-2

EXHIBIT B-1

DEPICTION OF THE PREMISES

B-1-1
ACTIVE/98370617.5

EXHIBIT B-2

MAP OF THE PARK

Kennedy Biscuit Lofts
23 Sidney
55 Franklin St
Parking Garage
80
Landsdowne
Parking
Pilgrim
Parking
100

B-2-1

EXHIBIT C

STANDARD SERVICES

Landlord shall provide, or cause to be provided, the following standard services throughout the Term, which services may be modified from time to time by Landlord:
A. Regular maintenance of interior plants and exterior landscaping of the Building and all University Park common areas.
B. Regular maintenance, sweeping and snow removal of exterior areas around the Building, parking areas and throughout University Park.
C. Complete interior and exterior cleaning of all windows two times per year.
D. Daily, weekday maintenance of hallways, passenger elevators, common area bathrooms, lobby areas and vestibules.
E. Periodic cleaning of stairwells, freight elevators, and back of house areas.
F. Daily, weekday rubbish removal of all common area trash receptacles.
G. Daily, weekday cleaning of tenant space in a manner comparable to similar first-class office space in the Cambridge area.
H. Maintenance and repair of all base Building mechanical, electrical, plumbing and life safety systems and all other building systems serving the common areas.
I. Operation and maintenance of Building surveillance and alarm systems, links to the University Park command center, and security officer services in the Building and throughout University Park as appropriate in Landlord's reasonable determination.
J. Conditioned air for HVAC purposes shall be provided to the Premises from central mechanical equipment and shall be available 24 hours per day, 7 days per week; provided, however, Landlord reserves the right, pursuant to Section 3.5 of this Lease, to charge for conditioned air provided after normal business hours (8am – 6pm) if Landlord reasonably determines that demand for such conditioned air is not consistently needed throughout the Building during such non-business hours. Any charges for conditioned air shall include Landlord's reasonable estimate of the cost of energy, additional equipment maintenance and wear and tear associated with such after hours use, but shall not include a surcharge or profit to Landlord.
K. All utilities for all interior common areas and exterior building lighting.
C-1

L. Regular maintenance of banners, building directories and other building standard directional signage and amenities.
M. Reasonably adequate water and sewer service to the Premises.

C-2

EXHIBIT D

RULES AND REGULATIONS

DEFINITIONS

Wherever in these Rules and Regulations the word “Tenant” is used, it shall be taken to apply to and include the Tenant and its agents, employees, invitees, licensees, contractors, any subtenants and is to be deemed of such number and gender as the circumstances require. The word “Premises” is to be taken to include the space covered by the Lease. The word “Landlord” shall be taken to include the employees and agents of Landlord. Other capitalized terms used but not defined herein shall have the meanings set forth in the Lease. Any consents or approvals required of Landlord herein shall not be unreasonably withheld or delayed.

GENERAL USE OF BUILDING

A. Space for admitting natural light into any public area or tenanted space of the Building shall not be covered or obstructed by Tenant except in a manner reasonably approved by Landlord.

B. Toilets, showers and other like apparatus shall be used only for the purpose for which they were constructed.

C. Intentionally Omitted.

D. No sign, advertisement, notice or the like, shall be used in the Building by Tenant (other than at its office or as permitted in the Lease). If Tenant violates the foregoing, Landlord may remove the violation without liability and may charge all costs and expenses incurred in so doing to Tenant.

E. Tenant shall not throw or permit to be thrown anything out of windows or doors or down passages or elsewhere in the Building, or bring or keep any pets therein, or commit or make any indecent or improper acts or noises. In addition, Tenant shall not do or permit anything which will obstruct, injure, annoy or interfere with other tenants or those having business with them, or affect any insurance rate on the Building or violate any provision of any insurance policy on the Building.

F. Unless expressly permitted by the Landlord in writing:

(1) No additional locks or similar devices shall be attached to any door or window and no keys other than those provided by the Landlord shall be made for any door. If more than two keys for one lock are desired by the Tenant, the Landlord may provide the same upon payment by the Tenant. Upon termination of this lease or of the Tenant’s possession, the Tenant shall surrender all keys to the Premises and shall explain to the Landlord all combination locks on safes, cabinets and vaults.

  (2) In order to insure proper use and care of the Premises Tenant shall not install any shades, blinds, or awnings or any interior window treatment without consent of Landlord. Blinds must be building standard.

(3) All doors to the Premises are to be kept closed at all times except when in actual use for entrance to or exit from such Premises. The Tenant shall be responsible for the locking of doors and the closing of any transoms and windows in and to the Premises. Any damage or loss resulting from violation of this rule shall be paid for by the Tenant.

(4) The Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery in or about the Premises, or carry on any mechanical business therein. All equipment of any electrical or mechanical nature shall be placed in settings which absorb and prevent any vibration, noise or annoyance.

G. Landlord shall designate the time when and the method whereby freight, small office equipment, furniture, safes and other like articles may be brought into, moved or removed from the Building or Premises, and to designate the location for temporary disposition of such items.

H. The Premises shall not be defaced in any way. No changes in the HVAC, electrical fixtures or other appurtenances of said Premises shall be made without the prior approval of Landlord and in accordance with Landlord’s construction rules and regulations.

I. For the general welfare of all tenants and the security of the Building, Landlord may require all persons entering and/or leaving the Building on weekends and holidays and between the hours of 7:30 am to 6:00 pm to register with the Building attendant or custodian by signing his name and writing his destination in the Building, and the time of entry and actual or anticipated departure, or other procedures deemed necessary by Landlord.
J. No animals, birds, pets, and no bicycles or vehicles of any kind shall be brought into or kept in or about said Premises or the lobby or halls of the Building. Tenant shall not cause or permit any unusual or objectionable odors, noises or vibrations to be produced upon or emanate from said Premises.

K. Unless specifically authorized by Landlord, employees or agents of Landlord shall not perform for nor be asked by Tenant to perform work other than their regularly assigned duties.

L. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s reasonable opinion tends to impair the reputation of the Building or its desirability as an office building and, upon written notice from Landlord, Tenant shall promptly discontinue such advertising.

M. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same from occurring.

N. All parking, Building operation, or construction rules and regulations which may be reasonably established from time to time by Landlord on a uniform basis shall be obeyed.

O. Tenant shall not place a load on any floor of said Premises exceeding the floor load limits as set forth on Exhibit A. Landlord reserves the right to prescribe the weight and position of all safes and heavy equipment.

P. Tenant shall not install or use any air conditioning or heating device or system other than those approved by Landlord.

Q. Landlord shall have the right to make such other and further reasonable rules and regulations as in the judgment of Landlord may from time to time be needful for the safety, appearance, care and cleanliness of the Building and for the preservation of good order therein, and Tenant shall be given reasonable notice of same.

R. The access road and loading areas, parking areas, sidewalks, entrances, lobbies, halls, walkways, elevators, stairways and other common area provided by Landlord shall not be obstructed by Tenant, or used for any purpose other than for ingress and egress.

S. In order to insure proper use and care of the Premises Tenant shall not install any call boxes or communications systems or wiring of any kind without Landlord’s permission and direction.

T. In order to insure proper use and care of the Premises Tenant shall not manufacture any commodity, or prepare or dispense for sale, except through vending machines for the benefit of employees and invitees of Tenant, any foods or beverages, tobacco, flowers, or other commodities or articles without the written consent of Landlord.

U. In order to insure use and care of the Premises Tenant shall not enter any janitors’ closets, mechanical or electrical areas, telephone closets, loading areas, roof or Building storage areas without the prior written consent of Landlord.

V. In order to insure proper use and care of the Premises Tenant shall not place door mats in public corridors without consent of Landlord.

EXHIBIT E

WORK LETTER

1. Landlord shall provide to Tenant the Tenant Improvements Allowance set forth on Exhibit A attached to this Lease, for application to the costs and expenses, more particularly set forth below, incurred by or on behalf of Tenant to construct the Tenant’s Initial Work. If Tenant incurs costs to perform the Tenant’s Initial Work in excess of the Tenant Improvements Allowance, then all such excess costs shall be born solely by Tenant. The Tenant must apply to Landlord for reimbursement from the Tenant Improvements Allowance within eighteen (18) months following the Commencement Date. Any portion of such Tenant Improvements Allowance for which application for reimbursement has not been made within such 18-month period shall be cancelled and no longer available.
2.   The application of the Tenant Improvements Allowance by Landlord shall be limited to payment of the following costs and expenses incurred by or on behalf of Tenant in connection with the construction of the Tenant’s Initial Work: the actual documented and verified hard costs pursuant to Tenant's design and construction contracts, including without limitation the associated contractor's overhead and profit and general conditions, incurred in the construction of the Tenant’s Initial Work, and including capital equipment installed within the Premises. Tenant may apply up to 20% of the Tenant Improvements Allowance to the following soft costs incurred by Tenant: architectural, engineering and project management fees, data/telecom cabling and other move-related expenses (excluding the purchase of furniture, fixtures or equipment). During the construction of the Tenant’s Initial Work with respect to which Tenant desires to have the Tenant Improvements Allowance applied, and in accordance with the commercially reasonable terms and conditions typically imposed upon a landlord pursuant to a construction loan agreement, such as, without limitation, retainage, lien waiver, and other requisition conditions, Tenant shall, on a monthly basis (as the Tenant's contractor submits to Tenant its application for payment), deliver to Landlord a requisition for payment showing the costs of the Tenant’s Initial Work in question and the amount of the current payment requested from Landlord for disbursement from the Tenant Improvements Allowance within thirty (30) days after receipt of Tenant's requisition. Payments made on account of Tenant's requisitions shall be made from the Tenant Improvements Allowance. Following the completion of the Tenant’s Initial Work, Tenant shall deliver to the Landlord, within ninety (90) days of completion, a statement showing the final costs of such Tenant’s Initial Work, the amounts paid to date, or on behalf of the Tenant, and any amounts available for release of retainage along with as-built plans for the Tenant’s Initial Work.

E-1

EXHIBIT F

CONSTRUCTION RULES AND REGULATIONS

These Landlord’s construction rules, regulations and work procedures (“Construction Rules and Regulations”) are designed to provide efficient scheduling of work while protecting the buildings tenants from unnecessary noise and inconvenience. Prepared in accordance with standard lease provisions, this document contains detailed information to assist you in planning construction projects undertaken throughout your term of occupancy. Please review it carefully before design begins. It is intended that these Construction Rules and Regulations be shared with tenant architects, engineers and contractors as appropriate.
These Landlord’s Construction Rules and Regulations are intended to supplement the terms and conditions established in Article IV of the Lease Agreement. In some cases, certain guidelines or requirements set forth within these standard Construction Rules and Regulations may conflict with specific terms negotiated and set forth within a specific lease agreement, particularly with regard to notification and approval requirements for smaller projects or projects of limited scope. In all such cases, the provisions of the lease agreement shall govern and shall supersede specific conflicting requirements set forth herein. In all cases, however, including those where specific Landlord approval may not be required, the provisions of these Construction Rules and Regulations governing activities of tenant contractors shall be respected and adhered to.
For convenience, the key requirements are collected in the “Summary” section on the balance of this page; the remainder of the document sets forth these Construction Rules and Regulations in more detail.
SUMMARY
1. Contact the Property Manager (PM), who will assist you in completing your project efficiently and with minimum impact on other tenants in the Building.
1.Incorporate the provisions of these Rules and Regulations and any applicable “Indoor Air Quality Guidelines for Tenant Improvement Work” into all of your construction agreements and contracts. Except to the extent otherwise provided in your specific lease, you will need written approval from the PM prior to commencing work. A signed building permit shall suffice.

3. At least two weeks before construction commencement, provide two sets of drawings and specifications to the PM for approval to the extent required by your Lease. The Property Manager must also approve your list of contractors and subcontractors.
4. At least one week before commencement of construction, submit to the PM your construction schedule; addresses and telephone numbers of supervisors, contractors and subcontractors; copies of permits; and proof of current insurance.
5. All unusually noisy, disruptive, or odor and dust producing work, as well as the delivery of construction materials, must occur outside of regular business hours unless otherwise permitted by the PM.
6. We expect all contractors to maintain safe and orderly conditions and labor harmony.

7. Before occupying the completed space (to the extent not previously occupied), submit the final certificate of occupancy and any other final sign-offs to the Property Manager. We also require an air balancing report signed by a professional engineer if the work affects base building HVAC. A complete set of “as built” drawings as well as electronic “as-built” drawings in format compatible with AutoCAD (as updated from time to time) must be supplied to the Property Manager.
1. DEFINITIONS
1.1 Buildings: 38 Sidney Street
Cambridge, MA 02139
1.2 Property Manager: Jay Kiely, or such other individual as Landlord may designate, from time to time.
1.3 Building Standards Book: Tenant Interior Standards at 38 Sidney Street, if existing, as amended by Landlord, from time to time.
1.4 Consultants: Any architectural, engineering, or design consultant engaged by a Tenant in connection with Tenant Work.
1.5 Contractor: Any contractor engaged by a Tenant of the Building for the performance of any Tenant Work, and any subcontractor, employed by any such Contractor.
1.6 Plans: All drawings and specifications including but not limited to architectural, electrical, mechanical, plumbing and fire protection construction drawings and specifications required for the proper construction of the Tenant Work.
1.7 Regular Business Hours: Monday through Friday, 7:30 A.M. through 6:00 P.M., excluding holidays.
1.8 Tenant: Any occupant of the Building.
1.9 Tenant Interior Standards: A manual that may be established and provided by Landlord which set forth design guidelines, typical details, standard finishes and other information to be utilized by Tenant in the design of improvements and modifications to its Premises.
1.10 Tenant Work: Any alternations, improvements, additions, repairs or installations in the Building performed by or on behalf of any Tenant.

1.11 Tradesperson: Any employee (including, without limitation, any mechanic, laborer, or tradesperson) employed by a Contractor performing Tenant Work.
2.0 GENERAL

2.1 All Tenant Work shall be performed in accordance with these Construction Rules and Regulations, subject to any exclusions or applicable provisions set forth within your Lease Agreement.
2.2 The provisions of these rules and regulations governing the actions or activities of Contractors and Tradespersons shall be incorporated in all agreements governing the performance of all Tenant Work, including, without limitation, any agreements governing services to be rendered by each Contractor and Consultant.
2.3 Except as otherwise provided in these Rules and Regulations or the lease, all inquiries, submissions and approvals in connection with any Tenant Work shall be processed through the PM on behalf of the Landlord.
3.0 PLANS
3.1 Review and Approval: Any Tenant wishing to perform Tenant Work must first obtain the Landlord’s written approval of its plans for such Tenant Work except to the extent otherwise provided in the Lease. Tenant may select its own space planner(s) and/or architect(s) for the design of the tenant work. To ensure operating consistency of the Premises with the Building and minimize any impacts to base building or tenant systems Tenant shall either (a) retain Landlord’s designated mechanical, electrical, plumbing and structural engineers (s) for design and construction oversight of its Tenant Work or (b) obtain Landlord’s prior approval for the selection of other mechanical, electrical, plumbing and structural engineers with respect to such Tenant Work, such approval not to be unreasonably withheld. In case of (b) above, Landlord may at its discretion require that Tenant engage and pay for the reasonable costs of a peer review by Landlord’s designated engineer to ensure operating consistency.
3.2 Submission
Requirements: a. Any Tenant performing Tenant Work shall, at the earliest possible time, furnish to the PM two full sets of plans and specifications describing such Tenant Work.

b. All such Plans shall be drafted in accordance with the Construction Drawing Requirements set out in the Building Standards Book.
c. The design manifested in the Plans will be reviewed by the Landlord and shall comply with the Tenant Interior Standards and the requirements of the Lease.
4. PRECONSTRUCTION NOTIFICATION AND APPROVALS
4.1 Approval to Commence Work
a. Tenant shall submit to Property Manager for approval in accordance with the Lease, the names of all prospective Contractors prior to any such Contractors entering the Property for the purpose of commencing Work.
b. No Tenant Work shall be undertaken by any Contractor or Tradesperson unless and until all the matters set forth in Article 4.2 below have been received for the Tenant Work.
4.2 No Tenant Work shall be performed until each of the following has been provided to the Property Manager. In the event that Tenant proposes to change any of the following, the Property Manager shall be immediately notified of such change.
a. Schedule for the work, indicating start and completion dates, any phasing and special working hours, and also a list of anticipated shutdowns of building systems. The schedule of the Tenant Work is subject to Landlord’s reasonable approval.
b. List of all Contractors and Subcontractors, including addresses, telephone numbers, trades employed, and the union affiliation, if any, of each Contractor and Subcontractor.
c. Names and telephone numbers of the supervisors of the work.
d. Copies of all necessary governmental permits, licenses and approvals.
e. Proof of current insurance, to the limits set out in Exhibit A to these Construction Rules and Regulations, naming Landlord and others so designated as an additional insured party.
f. Notice of the involvement of any Contractor in any ongoing or threatened labor dispute.
g. To the extent required pursuant to the Lease, Payment, Performance and Lien Bonds from sureties acceptable to Landlord, in form acceptable to Landlord, naming Landlord as an additional obligee. (This requirement may be waived at the discretion of the Property Manager).

h. Evidence that Tenant has made provision for written waivers of lien from all Contractors and suppliers of material to the extent such waivers are permitted pursuant to applicable law.
4.3 Reporting Incidents
All accidents, disturbances, labor disputes or threats thereof, and other noteworthy events pertaining to the Building or the Tenant’s property shall be reported immediately to the Property Manager. A written report must follow within 24 hours.
5. CONSTRUCTION SCHEDULE
5.1 Coordination
a. All Tenant Work shall be carried out expeditiously and with minimum disturbance and disruption to the operation of the Building and without causing discomfort, inconvenience, or annoyance to any of the other tenants or occupants of the Building.
b. All schedules for the performance of construction, including materials deliveries, must be coordinated through the Property Manager. The Property Manager shall have the right, without incurring any liability to any Tenant, to stop activities and/or to require rescheduling of Tenant Work being conducted in violation of these Rules and Regulations and/or the Lease.
c. If any Tenant Work requires the shutdown of risers and mains for electrical, mechanical, sprinklers and plumbing work, such work shall be supervised by a representative of Landlord. No Tenant Work will be performed in the Building’s mechanical or electrical equipment rooms without the supervision of a representative of Landlord, the cost of which shall be reimbursed by the Tenant.
5.2 Time Restrictions
a. Subject to Paragraph 5.1 of these rules and regulations, general construction work will generally be permitted at all times, including during Regular Business Hours.
b. Tenant shall provide the Property Manager with at least twenty-four (24) hours’ notice before proceeding with Special Work, as hereinafter defined, and such Special Work will be permitted only at times agreed to by the Property Manager during periods outside of Regular Business Hours. “Special Work” shall be defined as the following operations:
(1) All utility disruptions, shutoffs and turnovers;
(2) Activities involving high levels of noise, including demolition, coring, drilling and ramsetting;
(3) Activities resulting in excessive dust or odors, including demolition and spray painting.

c. The delivery of construction materials to the Building, their distribution within the Building, and the removal of waste materials shall also be confined to periods outside Regular Business Hours, unless otherwise specifically permitted in writing by the Property Manager.
d. If coordination, labor disputes or other circumstances reasonably require, the Property Manager may change the hours during which regular construction work can be scheduled.
e. Security, when required by Landlord for Special Work, will be $45.00 per hour.
6. CONTRACTOR PERSONNEL
6.1 Work in Harmony
a. All Contractors shall be responsible for employing skilled and competent personnel and suppliers who shall abide by the rules and regulations herein set forth.
b. Should a work stoppage or other labor dispute occur anywhere in or about the Building as a result of the presence, anywhere in the Building, of a Contractor engaged directly or indirectly by a Tenant, Landlord may require any such Contractor to vacate the premises demised by such Tenant and the Building, and to cease all further construction work therein, until such time as the work stoppage or other labor dispute is resolved.
6.2 Conduct
a. While in or about the Building, all Tradespersons shall perform in a dignified, quiet, courteous, and professional manner at all times. Tradespersons shall wear clothing suitable for their work and shall remain fully attired at all times. All Contractors will be responsible for their Tradespersons’ proper behavior and conduct.
a.The Property Manager reserves the right to remove anyone who, or any Contractor which; is causing a disturbance to any tenant or occupant of the Building or any other person using or servicing the Building; is interfering with the work of others; or is in any other way displaying conduct or performance not compatible with the Landlord’s standards.
b.There will be no smoking allowed inside the Building or at or near the front entrances.

c.The use of radios and similar devices shall only be permitted at the discretion of the PM, and then only at volumes that are not audible outside the confines of the immediate construction site.

6.3 Access

a. All Contractors and Tradespersons shall contact the Property Manager prior to commencing work, to confirm work location and Building access, including elevator usage and times of operation.
b. No Contractor or Tradesperson will be permitted to enter any private or public space in the Building, other than the Premises or the common areas of the Building necessary to give direct access to the premises of Tenant for which he has been employed, without the prior approval of the Property Manager.
a.All Contractors and Tradespersons must obtain permission from the Property Manager prior to undertaking work in any space outside of the Tenant’s premises. This requirement includes ceiling spaces below the premises where any work required must be undertaken at the convenience of the affected Tenant and outside of Regular Business Hours. Contractors undertaking such work shall take all appropriate measures to protect the affected premises, and shall ensure that all removable items are reinstalled and all cleaning be completed prior to opening of the next business day.
d. Contractors shall ensure that all furniture, equipment and accessories in areas potentially affected by any Tenant Work shall be adequately protected by means of drop cloths or other appropriate measures.
e. Temporary access doors for tenant construction areas connecting with a public corridor will be to building standards, i.e., door, frame, hardware and lockset. A copy of the key will be furnished to the Property Manager.
6.4 Safety
a. All Contractors shall police ongoing construction operations and activities at all times, keeping the premises orderly, maintaining cleanliness in and about the premises, and ensuring safety and protection of all areas, including truck docks, elevators, lobbies and all other public areas which are used for access to the premises.
b. All Contractors shall appoint a supervisor who shall be responsible for all safety measures, as well as for compliance with all applicable governmental laws, ordinances, rules and regulations such as, for example, “OSHA” and “Right-to-Know” legislation.
6.5 Parking
a. Parking is not allowed in or near truck docks, in handicapped or fire access lanes, or any private ways in or surrounding the property. Vehicles so parked will be towed at the expense of the Contractor for whom the owner of such vehicle is employed.
b. The availability of parking in any authorized parking areas of the Building is limited. Use of such parking for Contractors and their personnel is restricted and must be arranged with and approved by the Property Manager.

7. BUILDING MATERIALS
7.1 Delivery
All deliveries of construction materials shall be made at the predetermined times approved by the Property Manager and shall be effected safely and expeditiously only at designated loading areas.
7.2 Transportation in Building
a. Distribution of materials from delivery point to the work area in the Building shall be accomplished with the least amount of disruption to the operation of the Building as possible. Elevators will be assigned for material delivery and will be controlled by the Property Manager.
b. Contractors shall provide adequate protection to all carpets, wall surfaces, doors and trim in all public areas through which materials are transported. Contractors shall continuously clean all such areas. Protective measures shall include runners over carpet, padding in elevators and any other measures determined by the Property Manager.
c. Any damage caused to the Building through the movement of construction materials or otherwise shall be the responsibility of Tenant who has engaged the Contractor involved. Charges for such damage will be submitted by the Landlord directly to the Tenants Contractor.
7.3 Storage and Placement
a. All construction materials shall be stored only in the premises where they are to be installed. No storage of materials will be permitted in any public areas, loading docks or corridors leading to the premises.
b. No flammable, toxic, or otherwise hazardous materials may be brought in or about the Building by any Contractor unless: (i) authorized by the Property Manager (if not customarily used in construction of Tenant Improvements), (ii) all applicable laws, ordinances, rules and regulations are complied with, and (iii) all necessary permits have been obtained. All necessary precautions shall be taken by the Contractor handling such materials against damage or injury caused by such materials.
c. All materials required for the construction of the premises must comply with Building standards, must conform to the plans and specifications approved by Landlord, and must be installed in the locations shown on the drawings approved by the Landlord.
d. All construction activities and all Tenant Work shall be subject to reasonable inspection by PM or other Landlord Representative.
e. No material alterations to approved plans will be made without prior knowledge and approval of the Property Manager. Such changes shall be documented on the as-built drawings required to be delivered to Landlord pursuant to Paragraph 10 of the rules and regulations.
f. All protective devices (e.g., temporary enclosures and partitions) and materials, as well as their placement, must be approved by the Property Manager.
g. It is the responsibility of the Contractor to ensure that the temporary placement of materials does not impose a hazard to the Building or its occupants, either through overloading, or interference with Building systems, access, and egress or in any other manner whatsoever.
h. All existing and/or new openings made through the floor slab for piping, cabling, etc. must be fire stopped with a UL listed product approved by the Property Manager. All holes in the floor slab at abandoned floor outlets, etc. will be filled with solid concrete.
7.4 Salvage and Waste Removal
a. All rubbish, waste and debris shall be neatly and cleanly removed from the Building by Contractors daily unless otherwise approved by the Property Manager. The Building’s trash compactor shall not be used for construction or other debris. For any demolition waste and debris, each Contractor must make arrangements with the Property Manager for the scheduling and location of an additional dumpster to be supplied at the cost of the Tenant engaging such Contractor. Where, in the opinion of the Property Manager, such arrangements are not practical, such Contractors will make alternative arrangements for removal at the cost of the Tenant engaging such Contractors.
b. Contractors shall, prior to removing any item (including, without limitation, building standard doors, frames and hardware, light fixtures, ceiling diffusers, ceiling exhaust fans, sprinkler heads, fire horns, ceiling speakers and smoke detectors) from the Building, notify the Property Manager that it intends to remove such item. At the election of Property Manager, Contractors shall deliver any such items to the Property Manager. Such items will be delivered, without cost, to an area designated by the Property Manager which area shall be within the Building or the complex in which the Building is located.
8. CONTRACTORS INSURANCE
Prior to commencing any Tenant Work, and throughout the performance of the Tenant Work, each Contractor shall obtain and maintain insurance in accordance with Exhibit A attached hereto. Each Contractor shall, prior to making entry into the Building provide Landlord with certificates that such insurance is in full force and effect.
9. SUBMISSIONS UPON COMPLETION
a. Upon completion of any Tenant Work and prior to taking occupancy (if not previously occupied), Tenant shall submit to Landlord a permanent certificate of occupancy and final approval of any other governmental agencies having jurisdiction.

b. A properly executed air balancing report, signed by a professional engineer, shall be submitted to Landlord upon completion of all mechanical work. Such report shall be subject to Landlord’s approval.
c. Tenant shall submit to Landlord’s Representative a final “as-built” set of sepia drawings as well as electronic “as-built” drawings compatible with AutoCAD, as updated from time to time.

EXHIBIT A TO CONSTRUCTION RULES AND REGULATIONS
INSURANCE REQUIREMENTS FOR CONTRACTORS
When Tenant Work is to be done by Contractors in the Building, the Tenant authorizing such work shall be responsible for including tin the contract for such work the following insurance and indemnity requirements to the extent that they are applicable. Insurance certificates must be received prior to construction. Landlord shall be named as an additional insured party on all certificates.
INSURANCE
Each Contractor and each Subcontractor shall, until the completion of the Tenant Work in question, procure and maintain at its expense, the following insurance coverages with companies acceptable to Landlord in the following minimum limits:
Workers’ Compensation
(Including coverage for Occupational Disease)
Limit of Liability
Workers’ Compensation Statutory Benefits
Employer’s Liability $500,000
Comprehensive General Liability
(Including Broad Form Comprehensive Liability Enhancement, Contractual Liability assumed by the Contractor and the Tenant under Article 15.3 of the Lease and Completed Operations coverage).
Limit of Liability
Bodily Injury & Property Damage $10,000,000 combined single limit
Comprehensive Automobile Liability
(including coverage for Hired and Non-owned Automobiles)
Limit of Liability
Bodily Injury & Property Damage $1,000,000 per occurrence
Forest City Management will provide you with a current list of additional insureds.

SUPPLEMENT TO RULES AND REGULATIONS FOR
DESIGN CONSTRUCTION OF TENANT WORK
______________________________________________________________________________
FACT SHEET FOR INSERT
1. PROPERTY MANAGER’S OFFICE
CONTACT(S): Jay Kiely (or designee)
LOCATION: Brookfield Properties (USA (II) LLC
38 Sidney Street
Cambridge, MA 02139
TELEPHONE NUMBER: 617-914-2587
2. PERSONNEL, MATERIAL AND EQUIPMENT ACCESS
LOCATION OF LOADING DOCK: Rear of Building, Blanche Street
NORMAL HOURS OF ACCESS: 7:30AM – 6:00PM
ENTRANCES NOT AVAILABLE: All building lobbies.
3. USE OF ELEVATORS
LOCATION OF ELEVATORS: Specific locations of service elevators will be pointed out by the building staff.
NORMAL HOURS OF OPERATION: 7:30AM – 6:000PM
ELEVATORS NOT AVAILABLE: All passenger elevators.
4. SPECIAL CONDITIONS AND PRECAUTIONS
38 Sidney Street is a no smoking building. Therefore, smoking will not be allowed inside the building or at or near the front entrance.
Contractors, Sub Contractors, Design Personnel may be required to sign in and out of the property. This procedure will be at the Property Manager’s discretion.

Delivery of Tenant specialty equipment that is unable to fit onto the freight elevators will need to be coordinated with the Property Manager.

EXHIBIT G

FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

RETURN TO:

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (hereinafter referred to as “Agreement”) made this _____ day of _________________________, among _____________________________________ (together with its successors, assigns, designees and/or nominees, collectively hereinafter referred to as “Lender”), _____________________________________ (hereinafter referred to as “Tenant”), and _____________________________________, a ________________________________ (hereinafter referred to as “Landlord”).

R E C I T A L S:

A. Tenant is the tenant and lessee under a certain ______________________, as amended by ____________________ (as the same may now or hereafter be amended, restated, replaced or otherwise modified, collectively, the “Lease”) relating to the premises described in the Lease (hereinafter referred to as the “Premises”), located at the real property more particularly described on Exhibit A attached hereto (hereinafter referred to as the “Property”).

B. Lender has made or will make a loan to Landlord (hereinafter referred to as the “Loan”), which such Loan is (i) secured by, among other things, a deed of trust, mortgage or security deed (as the same may be amended, restated, extended, or otherwise modified from time to time, the “Mortgage”) from Landlord to Lender covering the Property including the Premises and (ii) evidenced by certain other documents and instruments by and among Lender and Landlord, among others (the same, together with the Mortgage, collectively, the “Loan Documents”).

C. Tenant has agreed that the Lease shall be subject and subordinate to the Loan and Loan Documents, provided Tenant is assured of continued occupancy of the Premises under the terms of the Lease.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and

ACTIVE/98370617.5

sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:

1. Subordination and Consent. Lender, Tenant and Landlord do hereby covenant and agree that the Lease with all rights, options, liens and charges created thereby (including, without limitation, any option or rights contained in the Lease, or otherwise existing, to acquire any or all of the Premises, or any superior leasehold interest therein), is and shall continue to be subject and subordinate in all respects to the lien and terms of the Loan Documents, and to any renewals, modifications, consolidations, replacements and extensions thereof and to all advances made thereunder. Tenant acknowledges that Landlord will, pursuant to the Mortgage, assign the Lease as security for the Loan, and Tenant hereby expressly consents to such assignment. Tenant agrees that if there is a default by Landlord in the performance and observance of any of the terms of such Loan, Lender may, at its option, demand all rents due under the Lease be paid by Tenant directly to Lender at the address specified below, or as otherwise specified by Lender. Tenant agrees that upon Lender’s written request for payment of rent directly to Lender, Tenant will timely remit any and all payments due under the Lease directly to, and payable to, Lender. Such payments to Lender will constitute performance of Tenant’s payment obligations under the Lease.

2. Non-Disturbance. Lender does hereby agree with Tenant that, in the event Lender succeeds to Landlord’s interest in the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, so long as Tenant complies with and performs its obligations under the Lease, (a) the Lease shall continue in full force and effect as a direct Lease between Lender and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease, for the balance of the term of the Lease, and Lender will not disturb the possession of Tenant, and (b) the Premises shall be subject to the Lease and Lender shall recognize Tenant as the tenant of the Premises for the remainder of the term of the Lease in accordance with the provisions thereof; provided, however, that Lender shall not be:

(i) subject to any claims, offsets or defenses which Tenant might have against any prior landlord (including Landlord);

(ii) liable for any act or omission of any prior landlord (including Landlord);

(iii) bound by any rent or additional rent which Tenant might have paid for more than the current month or any security deposit or other prepaid charge paid to any prior landlord (including Landlord);

(iv) bound by any amendment or modification of the Lease made not in accordance with the terms of the Loan Documents; or

(v) liable for any deposit that Tenant may have given to any previous landlord (including Landlord) which has not, as such, been transferred to Lender.

Nothing contained herein shall prevent Lender from naming Tenant in any foreclosure or other action or proceeding initiated by Lender pursuant to the Loan Documents to the extent necessary under applicable law in order for Lender to avail itself of and complete the foreclosure or other remedy. Tenant acknowledges and agrees that it has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, the same is hereby acknowledged to be subject and subordinate to the lien and terms of the Loan Documents and is hereby waived and released as against Lender.

3. Attornment. Tenant does hereby agree with Lender that, in the event Lender becomes the owner of the Property by foreclosure, conveyance in lieu of foreclosure or otherwise, then Tenant shall attorn to and recognize Lender as the landlord under the Lease for the remainder of the term thereof, and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease. Tenant further covenants and agrees to execute and deliver upon request of Lender an appropriate agreement of attornment to Lender and any subsequent titleholder of the Premises.

4. Lease Defaults. In the event Landlord shall fail to perform or observe any of the terms, conditions or agreements in the Lease, Tenant shall give written notice thereof to Lender and Lender shall have the right (but not the obligation) to cure such default. Tenant shall not take any action with respect to such default under the Lease, including without limitation any action in order to terminate, rescind or avoid the Lease or to withhold any rent or other monetary obligations thereunder, for a period of thirty (30) days following receipt of such written notice by Lender; provided, however, that in the case of any default which cannot with diligence be cured within said thirty (30) day period, if Lender shall proceed promptly to cure such default and thereafter prosecute the curing of such default with diligence and continuity, the time within which such default may be cured shall be extended for such period as may be necessary to complete the curing of such default with diligence and continuity.

5. Obligations and Liability of Lender. Lender shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, hazardous wastes or environmental laws, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession. Furthermore, in the event that Lender shall acquire Landlord’s interest in the Property, Lender shall have no obligation, nor incur any liability, beyond Lender’s then equity interest, if any, in the Property, and Tenant shall look exclusively to such equity interest of Lender, if any, in the Property for the payment and discharge of any obligations or liability imposed upon Lender hereunder, under the Lease (or under any new lease with Tenant), and Lender is hereby released and relieved of any other obligations or liability hereunder, under the Lease or under any such new lease. Lender shall not, either by virtue of the Loan Documents or this Agreement, be or become a mortgagee in possession or be or become subject to any liability or obligation under the Lease or otherwise until Lender shall have acquired the Landlord’s interest in the Property and then such liability or obligation of Lender under the Lease (as modified by the terms of this Agreement) shall extend only to those liability or obligations accruing subsequent to the date that Lender has acquired Landlord’s interest in the Property. Without limiting the generality of the foregoing, neither the Loan Documents nor this Agreement shall, prior to Lender’s acquisition of Landlord’s interest in the Property, operate to place responsibility for the control, care, management or repair of the Property upon Lender or impose upon Lender responsibility for the carrying out of any of the terms or conditions of the Lease, and Lender shall not be responsible or liable for any waste committed on either the Premises or the Property by any party whatsoever, for any dangerous or defective condition of the Property or for any negligence in the management, upkeep, repair or control of either the Premises or the Property.

6. Severability. If any portion or portions of this Agreement shall be held invalid or inoperative, then all of the remaining portions shall remain in full force and effect, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion or portions held to be invalid or inoperative.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of _________________.

8. Notices. So long as the Mortgage remains outstanding and unsatisfied, Tenant will mail or deliver to Lender, at the address and in the manner hereinbelow provided, a copy of all notices permitted or required to be given to the Landlord by Tenant under and pursuant to the terms and provisions of the Lease. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be in writing and shall be considered as properly given if (i) mailed to the addressee by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the addressee, or (iii) by delivery to a third party commercial delivery service for same day or next day delivery to the office of the addressee with proof of delivery. Notice so given shall be effective, as applicable, upon (i) the third (3rd) day following the day such notice is deposited with the U.S. Postal Service, (ii) delivery to the addressee, or (iii) upon delivery to such third party delivery service. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of the parties shall be:

Lender:

Landlord:

Tenant:

Notwithstanding the foregoing, any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other parties in the manner set forth herein.

9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns. Without limitation of any provision contained herein, as used herein, the term (i) “landlord” refers to Landlord and to any successor to the interest of Landlord under the Lease and (ii) “Lender” refers to Lender and to any assignee of the note secured by the Mortgage and Lender’s servicer of the Loan, if any.

10. Tenant’s Personal Property. In no event shall the Mortgage cover or encumber (and shall not be construed as subjecting in any manner to the lien thereof) any of Tenant’s moveable trade fixtures, business equipment, furniture, signs or other personal property at any time placed on or about the Premises.

11. Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

12. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

LENDER:

a

By:
its Authorized Signatory

TENANT:

a

By:
Name:
Title:

LANDLORD:

a

By:
Name:
Title:

________________________, as guarantor of the obligations of Tenant under the Lease, has executed this Agreement under seal for the purpose of acknowledging and consenting to the same.

GUARANTOR:

a

By:
Name:
Title:

STATE OF   §
§
COUNTY OF   §

This instrument was acknowledged before me on the _____ day of __________________, ___________, by ______________________________, of _________________________________, a ________________________________, on behalf of said _________________________.

[S E A L]

My Commission Expires:  Notary Public – State of

Printed Name of Notary Public

STATE OF   §
§
COUNTY OF   §

This instrument was acknowledged before me on the _____ day of __________________, ___________, by ______________________________, of _________________________________, a ________________________________, on behalf of said _________________________.

[S E A L]

My Commission Expires:  Notary Public – State of

Printed Name of Notary Public

STATE OF   §
§
COUNTY OF   §

This instrument was acknowledged before me on the _____ day of __________________, ___________, by ______________________________, of _________________________________, a ________________________________, on behalf of said _________________________.

[S E A L]

My Commission Expires:  Notary Public – State of

Printed Name of Notary Public

EXHIBIT H

FORM OF GROUND LEASE SNDA

Agreement dated as of ________________ __, 2014 (this “Agreement”), by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a Massachusetts educational corporation chartered by Massachusetts law (“Ground Lessor”), THIRTY‑EIGHT SIDNEY STREET LIMITED LLC, a Delaware limited liability company (“Landlord”) and AGIOS PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).
BACKGROUND

Ground Lessor and Landlord are parties, as landlord and tenant respectively, to a Construction and Lease Agreement (the “Ground Lease”), more particularly described on Exhibit A attached hereto, for certain real property located at 38 Sidney Street in Cambridge, Massachusetts, a legal description of which is set forth on Exhibit B attached hereto (the “Land”). Landlord has constructed a building (the “Building”) on the Land. Tenant has entered into a lease dated as of ____________ __, 2019 (the “Lease”) with Landlord for certain premises in the Building and appurtenant rights, including parking rights, related thereto (the “Premises”), the Premises being more particularly described in the Lease.
AGREEMENTS

i.Non-Disturbance. If the Ground Lease is terminated, for any reason, Ground Lessor shall not disturb Tenant in Tenant’s possession of the Premises and without any hindrance or interference from the Ground Lessor, shall permit Tenant peaceably to hold and enjoy the Premises for the remainder of the unexpired term of the Lease, together with any extension periods provided for therein, upon and subject to the same terms, covenants and conditions as are contained in the Lease, and shall recognize the Lease as modified hereby. The foregoing is on the condition that Tenant is not in default under the Lease beyond any applicable notice and grace periods contained in the Lease. Ground Lessor represents and warrants that there are no mortgages on Ground Lessor’s interest in the Land and/or the Building as of the date of this Agreement.
ii.Attornment. Tenant hereby agrees that if the Ground Lease is terminated for any reason, Tenant shall attorn to Ground Lessor and shall be liable to and recognize Ground Lessor as Landlord under the Lease for the balance of the term of the Lease upon and subject to all of the terms and conditions thereof. In such case, upon receipt of notice from Ground Lessor setting forth the effective date of the termination of the Ground Lease, Tenant shall pay to the Ground Lessor all obligations required to be paid and performed by Tenant under the Lease arising after the date of termination. The Lease shall continue in full force and effect as a direct lease between Ground Lessor and Tenant.

2.Additional Conditions. Tenant agrees that Ground Lessor shall not be: (i) liable for any act or omission of any person or party who may be landlord under the Lease prior to any termination of the Ground Lease (“Prior Landlord”) except for a default by such Prior Landlord under the Lease that began prior to the termination of the Ground Lease, is ongoing and continuing following the termination of the Ground Lease, is susceptible of being cured and for which Tenant has provided Ground Lessor with notice as required hereunder (a “Continuing Default”); (ii) subject to any offsets or defenses which Tenant might have against Prior Landlord except for a Continuing Default; and (iii) bound by any prepayment of rent or additional rent, or any other charge which Tenant might have paid to Prior Landlord for more than the then current month (other than a bona fide security deposit paid by Tenant to Landlord under the Lease, estimated monthly payments made on account of additional rent as and when required to be made pursuant to the provisions of the Lease, or other rent, additional rent or charges which have been received by Ground Lessor). Nothing herein, however, shall constitute a waiver of Tenant’s rights as against such individual or entity which is the landlord under the Lease as of the time of any event or circumstances which may give rise to a claim of the Tenant against such individual or entity. In addition, nothing herein shall relieve any successor landlord under the Lease from its obligation to comply with those obligations of a Landlord under the Lease during the period for which it is the owner of the Landlord‘s interest in the Lease.
3.Landlord’s Defaults. Tenant hereby agrees that, if Tenant provides Landlord with any notice of default or claimed default on the part of Landlord under the Lease, Tenant shall concurrently therewith send a copy of such notice to Ground Lessor. In such event, Ground Lessor shall be permitted (but not obligated) to cure any such default within the period of time allotted thereto in the Lease.
4.Notices. Duplicates of all notices delivered by any party to another party and required by this Agreement shall be delivered concurrently to all other parties to this Agreement. All notices shall be written, delivered by certified or registered mail, and sent, if to Ground Lessor, to 238 Main Street, Suite 200, Cambridge, Massachusetts 02142, Attention: Managing Director, Real Estate, if to Tenant to Agios Pharmaceuticals, Inc., 88 Sidney Street, Cambridge, Massachusetts 02139, with a copy to Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111, Attention: Stuart A Offner, Esq., and if to Landlord to 38 Sidney Street, Cambridge, MA 02139-4234, Attention: Asset Manager, or such addresses as may, from time to time, be set forth in notices to the other parties hereunder.
5.Exculpation of Ground Lessor. Ground Lessor shall not be personally liable hereunder. Tenant agrees to look to Ground Lessor’s interest in the Land and Building only for satisfaction of any claim against Ground Lessor hereunder.
6.Successors and Assigns. This Agreement shall bind Tenant, its successors and assigns, and shall benefit Tenant and only such successor and assigns of Tenant as are permitted by the Lease and shall bind and benefit Ground Lessor and its successors and assigns (provided that after transfer of Ground Lessor’s entire interest in the Land to another party, Ground Lessor shall have no liability for any act or omission of such party) and shall bind and benefit Landlord and its successors and assigns.

[remainder of page intentionally left blank]

EXECUTED as an instrument under seal as of the date set forth above.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY
Ground Lessor

By:
Name: ____________________________________
Title: ____________________________________

AGIOS PHARMACEUTICALS, INC.
Tenant

By:
Name: ____________________________________
Title: _____________________________________

THIRTY‑EIGHT SIDNEY STREET LIMITED LLC,
a Delaware limited liability company

By:
Name:
Its:

COMMONWEALTH OF MASSACHUSETTS )
) ss:
COUNTY OF MIDDLESEX )

BEFORE ME, a Notary Public in and for said County and State, personally appeared the MASSACHUSETTS INSTITUTE OF TECHNOLOGY, by _________________, its _______________________________, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed and the free act and deed of said corporation.
IN TESTIMONY HEREOF, I set my hand and official seal at Cambridge, this _____ day of _______________, 201_.

Notary Public
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS )
) ss:
COUNTY OF________________________ )

BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named AGIOS PHARMACEUTICALS, INC., by ______________________ who acknowledged that he/she did sign the foregoing instrument and that the same is his/her free act and deed and the free act and deed of said corporation.
IN TESTIMONY HEREOF, I set my hand and official seal at __________________, this _____ day of _______________, 201_.

Notary Public
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS )
) ss:
COUNTY OF MIDDLESEX )

BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named THIRTY‑EIGHT SIDNEY STREET LIMITED LLC, by Michael Farley, Managing Member, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed and the free act and deed of said corporation on behalf of said limited liability company.
IN TESTIMONY HEREOF, I set my hand and official seal at Cambridge, this _____ day of _______________, 201_.

Notary Public
My Commission Expires:

EXHIBIT A

Description of Ground Lease

The ground lease (the “Ground Lease”) between the Landlord as lessee and Massachusetts Institute of Technology (“MIT”) as lessor dated as of August 20, 1986.

EXHIBIT B

Legal Description

PARCEL ONE:
A certain parcel of land in said Cambridge, bounded and described as follows:
Beginning at the intersection of the southeasterly line of Sidney Street and the southwesterly line of Franklin Street:
Thence running S 51 ° 35' 25" E, along said southwesterly line of Franklin Street, a distance of 39.15 feet to a point at a private way;
Thence running S 37° 18' 54" W, along the north westerly Line of said private way, a distance of 199.53 feet, to a private way, formerly known as Auburn Street;
Thence running N 51° 25' 00" W, along the northeasterly line of said private way, a distance of 143.00 feet, to a point on the aforesaid southeasterly line of Sidney Street;
Thence running N 38° 25' 13" E, along said southeasterly line of Sidney Street, a distance of 199.06 feet, to a point of beginning.
PARCEL TWO:
Together with the benefit of the rights set forth in the Parking Easement Agreement by and between University Park Phase II Limited Partnership, as Owner, and Thirty-Eight Sidney Street Limited Partnership, as Pass Holder, dated June 12, 2000 and recorded in Book 31552, Page 565 and filed as Document No. 1143014, as affected by a Recognition and Attornment Agreement by and between Massachusetts Institute of Technology, University Park Phase II Limited Partnership and Thirty Eight Sidney Street Limited Partnership dated as of June 12, 2000 and recorded in Book 31553, Page 1 and filed as Document No. 1143015, as further amended and affected by Parking Exchange Agreement dated as of April 16, 2002 by and among University Park Phase II Limited Partnership, FC 65/80 Landsdowne, Inc. and Thirty Eight Sidney Street Limited Partnership, as joined in and assented to by MIT recorded in Book 35498, Page 523 and filed as Document No. 1210856, as further affected by Assignment of FC 65180 Landsdowne, Inc.'s interest in said Parking Exchange Agreement to U P 65/80 Landsdowne, LLC as set forth in Assignment of Parking Easement Agreement dated as of February 22, 2010 and recorded in

Book 54324, Page 171, and as further affected by Subordination, Recognition and Attornment Agreement dated as of June 15, 2011 by and among Sun Life Assurance Company of Canada, Thirty Eight Sidney Street Limited Partnership and UP 65/80 Landsdowne, LLC and recorded in Book 56994, Page 182.
PARCEL THREE:
Together with the benefit of the easements and other rights in the nature of an interest in real estate as set forth in the Declaration of Covenants by Massachusetts Institute of Technology dated December 15, 1997 recorded in Book 28297, Page 479 and filed as Document No. 1058425.
PARCEL FOUR:
Together with the benefit of the easement to use Blanche Street as set forth in the Easement and Assumption Agreement by and between Massachusetts Institute of Technology and Forest City 38 Sidney Street, Inc. dated October 6, 1988 and recorded in Book 19411, Page 537, as assigned to Thirty-Eight Sidney Street Limited Partnership dated August 22, 2000 and recorded in Book 31771, Page 236.
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